                                                                  EXHIBIT 10.35


                               SUBLEASE AGREEMENT
                               ------------------

    THIS SUBLEASE AGREEMENT is entered into as of the 22nd day of July, 1998, by and between EQUITY OFFICE PROPERTIES TRUST, a Maryland Real Estate Investment Trust (hereinafter called the "Sublandlord") and THE COUNSELL GROUP, a Delaware corporation, (hereinafter called the "Subtenant").

                                   WITNESSETH:
                                   -----------

    WHEREAS, Sublandlord is presently the lessee (or tenant) of the premises containing 27,484 square feet of Total Rentable Area on the sixth (6th) floor of the building located at 50 Rowes Wharf (the "Building") and 281 square feet of Net Rentable Area on lower level 4 of the building located at 30 Rowes Wharf pursuant to that certain lease dated October 1, 1995 entered into by and between Rowes Wharf Associates, a Massachusetts general partnership (hereinafter called "Overlandlord") and Beacon Properties Corporation (said lease is hereinafter called the "Primary Lease"). Such Primary Lease incorporates by reference that certain lease dated March 1, 1987 by and between Overlandlord and TBC Holdings Limited Partnership, formerly known as The Beacon Companies, as amended by a first amendment dated May 12, 1987, a second amendment dated February 1, 1988 and a third amendment dated December 31, 1990 (the "Other Lease"). A copy of the Primary Lease (inclusive of the Other Lease that is incorporated therein) is attached hereto as Exhibit "D" and is by this reference incorporated herein. The Primary Lease is subject to that certain ground lease dated July 25, 1985, as amended (the "Ground Lease") by and between The Boston Redevelopment Authority, as "Ground Lessor" and Overlandlord, as tenant; and

    WHEREAS, Sublandlord is desirous of subletting to Subtenant office space on the 6th floor of the Building as shown on Exhibit A attached hereto and made a part hereof (hereinafter called the "Sub-Premises") and Subtenant is desirous of subletting same from Sublandlord. For purposes hereof, Sublandlord and Subtenant hereby agree that the square footage of the Sub-Premises shall be deemed to be 17,853 square feet.

    NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Sublandlord and Subtenant agree as follows:

    1. SUB-PREMISES. Sublandlord hereby sublets the Sub-Premises to Subtenant and Subtenant hereby sublets the Sub-Premises from Sublandlord. The Sub-Premises shall be used by Subtenant for general office purposes and no other use. Subtenant shall not have the right to exercise or cause Sublandlord to exercise any extension, renewal or expansion options provided to Sublandlord under the Primary Lease.

    2. TERM. The term of this Sublease shall commence on September 1, 1998 (the "Commencement Date") and end on September 30, 2002, unless sooner terminated due to the provisions hereof. Sublandlord and Subtenant acknowledge and agree that the Term, and Subtenant's obligation to pay Base Rental, shall commence on the Commencement Date notwithstanding the fact that Subtenant may not have started or completed any improvements to the Sub-Premises prior to such date.

    3.   BASE RENTAL.

         A.   Subtenant shall pay Sublandlord Base Rental for the
         Sub-Premises in accordance with the following schedule:

                                                       Annual Rate Per Square
         Period               Monthly Installment      Foot
         ------               -------------------      ----------------------
         9/1/98 - 8/31/99     $55,046.75               $37.00
         9/1/99 - 8/31/00     $56,534.50               $38.00
         9/1/00 - 8/31/01     $58,022.25               $39.00
         9/1/01 - 9/30/02     $59,510.00               $40.00

         All such Base Rental shall be paid by Subtenant on or before the first day of each month without offset or deduction and without notice or demand.

         C. Subtenant shall also pay for all supplementary services ordered by it and provided by Overlandlord. If Subtenant is billed for such services directly by Overlandlord, Subtenant shall pay Overlandlord for the cost thereof within the time period required by Overlandlord. If Subtenant is billed for such services by Sublandlord, Subtenant shall pay Sublandlord for such services within ten (10) days after demand.

         D. Rental payments shall be made payable to Equity Office Properties Trust at 50 Rowes Wharf, 2nd Floor, Boston, MA 02110,
         Attention: General Manager or to such other place as the Sublandlord may from time to time designate.

    4.   ADDITIONAL RENTAL

         A. With respect to each Operating Year (as defined in the Other Lease) during the term of this Sublease, Subtenant shall, commencing on the Commencement Date, pay to Sublandlord, as additional rent, sixty-four and 96/100ths percent (64.96%) of the excess, if any ("Subtenant's Operating Expense Excess"), of the amount of Operating Expense Excess payable by Sublandlord pursuant to Article 9 of the Other Lease for such Operating Year over the actual amount of Operating Expense Excess payable by Sublandlord pursuant to said
         Article 9 for calendar year 1998. Payment of Subtenant's Operating Expense Excess shall be made to Sublandlord within twenty (20) days from the date that Sublandlord shall furnish to Subtenant a copy of the information submitted by Overlandlord to Sublandlord as the basis for Sublandlord's payments on account of Operating Expense Excess for the Operating Year in question.

         B. Whereas Sublandlord is required to pay estimated monthly payments on account of Operating Expense Excess for any Operating Year calculated on the basis of the most recent Operating Cost data or budget available, Subtenant shall pay to Sublandlord, at the same time and in the same manner that Base Rental is due, estimated monthly payments on account of Subtenant's Operating Expense Excess for any Operating Year, calculated on the basis of the most recent Operating Cost data or budget available, as billed to Sublandlord by Overlandlord. If, at the expiration of any Operating Year in respect of which monthly installments of Subtenant's Operating Expense Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the actual amount of Subtenant's Operating Expense Excess for such year, Sublandlord shall credit any such excess payments against the next installment(s) of any monies due to Sublandlord hereunder; if the total of such remittances is less than the actual amount of Subtenant's Operating Expense Excess for such year. Subtenant shall pay the difference to Sublandlord within twenty (20) days of billing therefor.

         C. Electrical consumption in the Sub-Premises is currently measured by an electrical submeter serving the entire Premises leased by Sublandlord under the Primary Lease. During the Term of this Sublease, Subtenant, on a monthly basis, shall pay to Sublandlord, as additional rent, sixty-four and 96/100ths percent (64.96%) of the total electricity bill with respect to the Premises under the Primary Lease. Payment of Subtenant's share of the electrical bill shall be made to Sublandlord within twenty (20) days from the date that Sublandlord shall furnish to Subtenant a copy of the electrical bill for the entire Premises and Subtenant's share thereof with respect to the Sub-Premises. Sublandlord, at its sole cost and expense, shall have the right to install a submeter, check meter or similar device to measure the consumption of electricity by Subtenant in the Sub-Premises. If Sublandlord elects to install such submeter, check meter or other device. Subtenant shall pay for electricity with respect to the Sub-Premises based upon the actual electricity consumed by Subtenant in the Sub-Premises, as measured by such submeter, check meter or other device.

    5.   REPRESENTATIONS, ETC.

         A. Sublandlord hereby warrants and represents that the Primary Lease is presently in full force and effect and without default on the part of either the Sublandlord or the Overlandlord.

         B. Sublandlord warrants and represents that Exhibit "D" attached hereto is a true, correct and complete copy of the Primary Lease and all amendments thereto.

         C. Sublandlord represents, warrants and covenants that, provided Subtenant is not in default hereunder beyond all applicable notice and grace periods, it will not cause a termination of the Primary Lease or Ground Lease, nor enter into any agreement that will modify or amend the Primary Lease or Ground Lease so as to adversely affect Subtenant's right to use and occupy the Sub-Premises or any other rights of Subtenant under this Sublease Agreement, or increase or materially affect the obligations of Subtenant under this Sublease Agreement. Sublandlord agrees to indemnify, defend and hold Subtenant harmless from and against any third party claim arising from Sublandlord's use of the Sub-Premises or the conduct of its business or from any activity, work or thing done by Sublandlord on or about the Sub-Premises; except to the extent arising from Subtenant's access to and/or use of the Sub-Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Subtenant on or about the Sub-Premises, arising from any breach of Subtenant's obligations hereunder, or from any claim for injury or damage to person or property during the Term of this Sublease Agreement while on or about the Sub-Premises; and except to the extent resulting from or caused by the negligence or willful misconduct of Subtenant or Subtenant's employees or agents. Provided Subtenant is not in default of its obligations hereunder beyond the expiration of any applicable notice and grace periods in the Lease, Sublandlord shall also indemnify and hold Subtenant harmless from and against any and all claims brought against Sublandlord and/or Subtenant for the termination of the Primary Lease or Sublandlord's and/or Subtenant's right to possession thereunder by reason of any breach or default on the part of Sublandlord of the terms of the Primary Lease, including, without limitation, the failure to pay Rent on or before the date when due.

         D.   Sublandlord hereby warrants and represents to Subtenant that
         (i) the execution of this Sublease will not result in a default of the Ground Lease, and (ii) the approval or consent of Ground Lessor is not required with respect to this Sublease or as a condition to the effectiveness of this Sublease.

    6.   PRIMARY LEASE.

         A. Except as set forth herein to the contrary, all the obligations contained in the Primary Lease conferred and imposed upon Sublandlord (as lessee or tenant therein) are hereby conferred and imposed upon Subtenant. Except as provided herein, any rights granted to Sublandlord (as lessee or tenant under the Primary Lease) are hereby granted to Subtenant, which rights shall include the right to receive all of the services to be provided to Sublandlord under the Primary Lease. Notwithstanding the foregoing, the following provisions of the Primary Lease are hereby specifically excluded from the Sublease: Exhibit 1; Articles 2.2.1*; 4, as amended, other than Article 4.9; 5.1-5** (provided that Subtenant shall have the right to install kitchen equipment such as a microwave and refrigerator); 6.6*; and 9 (except to the extent necessary to define the amount and manner in which Sublandlord is required to pay Operating Expense Excess to Overlandlord);
         Ex. 3-37*; the Rider to the Other Lease; and the first, second and third amendments to the Other Lease. Subtenant covenants and agrees to fully and faithfully perform the terms and conditions of the Primary Lease and the Sublease on its part to be performed. Subtenant shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Primary Lease, or the rights of Sublandlord, as lessee or tenant, under the Primary Lease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder or liable for any damage, claim or penalty. Subtenant agrees, as an express inducement for Sublandlord's executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Primary Lease which would permit Subtenant to do or cause to be done or suffer or permit any act or things to be done which is prohibited by the Primary Lease, then the provisions of the Primary Lease shall prevail. If the Primary Lease terminates or is terminated for any reason whatsoever, then this Sublease shall terminate simultaneously therewith, whereupon (i) if Subtenant is not in default under the terms and conditions of this Sublease, such termination shall be without liability between Sublandlord and Subtenant; or (ii) if Subtenant is in default under the terms and conditions of this Sublease, the default provisions contained herein shall control as to Subtenant's liability.

         B. Sublandlord shall have no duty to perform any obligations of the Overlandlord and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Overlandlord in the performance of any obligations under the Primary Lease, nor shall such default of the Overlandlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder except as expressly set forth in the Primary Lease; provided, nevertheless, that in the event of any such default or failure of performance by Overlandlord, Sublandlord agrees, upon notice from Subtenant, to make demand upon Overlandlord to perform its obligations under the Primary Lease and, provided that Subtenant specifically agrees to pay all costs of Sublandlord, to take reasonable and appropriate legal action to enforce the Primary Lease.

         C. All services to the Sub-Premises shall be furnished by Sublandlord hereunder only to the extent that such services are furnished to Sublandlord, as lessee or tenant, under the Primary Lease.

         D. This Agreement of Sublease and all the rights of the Subtenant hereunder are subject and subordinate to the Primary Lease. Subtenant covenants and agrees to observe and perform all of the covenants and obligations of the Sublandlord as tenant under the Primary Lease. The failure of Subtenant to observe and perform the covenants and obligations of the Primary Lease shall be a default hereunder.

         E. Provided Subtenant is not in default hereunder beyond all applicable notice and grace periods; Sublandlord agrees not to do or cause to be done or suffer or permit any act to be done which would or might cause the Primary Lease, or the rights of Sublandlord, as lessee or tenant, under the Primary Lease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder.

    7.   DEFAULT

         A. If Subtenant defaults in the payment of any sums payable hereunder when due and fails to cure such default within ten (10) days after written notice thereof to Subtenant, then Sublandlord may, at its option, terminate this Sublease and/or Subtenant's right to possession of the Sub-Premises, in which event neither the Subtenant nor any person claiming through or under the Subtenant by virtue of any statute or an order of any court shall be entitled to possession or to remain in possession of the Sub-Premises but shall forthwith quit and surrender the Sub-Premises. If Subtenant defaults in the performance of any of the non-monetary obligations imposed upon it hereunder directly or by reference to the Primary Lease and such failure continues for thirty (30) days after written notice thereof to

      Subtenant, then Sublandlord may, at its option, terminate this Sublease and/or Subtenant's right to possession of the Sub-Premises, in which event neither the Subtenant nor any person claiming through or under the Subtenant by virtue of any statute or an order of any court shall be entitled to possession or to remain in possession of the Sub-Premises but shall forthwith quit and surrender the Sub-Premises.

      B. In the event that the Subtenant shall default under this Sublease and such default shall entitle the Sublandlord to terminate this Sublease and/or take possession of the Sub-Premises as hereinabove provided, the Sublandlord shall have the right to enter the Sub-Premises by any legal means, remove the Subtenant's property and effects, take and hold possession thereof, with or without terminating this Sublease (at Sublandlord's option) and without releasing the Subtenant, in whole or in part, from Subtenant's obligations to pay rent and additional rent and all its other obligations hereunder for the full term, relet the Sub Premises or any part thereof, either in the name or for the account of the Subtenant, for such rent and for such term or terms as the Sublandlord may see fit. The Sublandlord shall not be required to accept any tenant offered by the Subtenant or to observe any instructions given by the Subtenant about such reletting. In any such case, the Sublandlord may make such repairs, alterations and additions in and to the Sub-Premises and redecorate the same as it sees fit. The Subtenant shall pay the Sublandlord any deficiency between the rent hereby reserved and covenanted to be paid and the net amount of the rents, if any, collected on such reletting, for the balance of the term of this Sublease, as well as any reasonable expenses incurred by the Sublandlord in such reletting including, but not limited to broker's fees, attorney's fees, the expense of repairing, altering and redecorating the Sub-Premises and otherwise preparing the same for re-rental. All such expenses shall be paid by the Subtenant as additional rent upon demand by the Sublandlord. Any deficiency in rental shall be paid in monthly installments, upon statements rendered by the Sublandlord to the Subtenant. For the purpose of determining the deficiency in rent, the rent reserved shall be deemed to be the guaranteed minimum rental herein provided for, as reduced by any rent collected by reletting. Any suit brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit to collect the deficiency for any subsequent months.

      C. If the Subtenant is in default of its obligations under this Sublease, Sublandlord may cure the default and Subtenant shall forthwith pay to Sublandlord, as additional rent, a sum of money equal to all amounts expended by Sublandlord in curing such default.
      If suit is brought by Sublandlord on account of any default of Subtenant and if such default is established, Subtenant shall pay to Sublandlord all expenses of such suit including without limitation reasonable attorney's fees. Any payment by Subtenant of a sum of money less than the entire amount due Sublandlord at the time of such payment shall be applied to the obligations of Subtenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction and any payment accepted by Sublandlord shall be without prejudice to Sublandlord's right to obtain the balance due or pursue any other remedy available to Sublandlord both in law and in equity.

      D. If Subtenant defaults in any payment of rent or additional rent, or any other payments to be made by Subtenant hereunder, interest shall accrue thereon from the due date until paid at a fluctuating rate equal to five (5%) percent over and above the Prime Rate, as hereinafter defined. The term Prime Rate when used herein shall mean the fluctuating annual rate of interest published by the largest national bank in Boston, Massachusetts from time to time during the term of this Agreement. Any change in such rate shall take effect on the date of such change

      E. If, at any time during the term of this Sublease, there shall be filed by or against the Subtenant in any court pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver, trustee or liquidator of all or any portion of the

         Subtenant's property or if the Subtenant makes an assignment for the benefit of creditors, or if the Subtenant admits in writing its inability to pay its debts, and if, within sixty (60) days thereafter, the Subtenant fails to secure a discharge thereof, this Sublease, at the option of the Sublandlord, may be canceled and terminated, in which event neither the Subtenant nor any person claiming through or under the Subtenant by virtue of any statute or an order of any court shall be entitled to possession or to remain in possession of the Sub-Premises but shall forthwith quit and surrender the Sub-Premises.

         F. In addition to any and all remedies set forth herein. Sublandlord shall have all remedies available at law or in equity, and any and all remedies shall be cumulative and nonexclusive.

    8. CONDITION OF THE SUB-PREMISES. Sublandlord makes no representations with respect to this transaction or the Sub-Premises, except as specifically set forth herein. Subtenant takes the Sub-Premises in as "AS IS" condition, except that Sublandlord agrees to remedy any existing violation in the Sub-Premises of any law, code or ordinance of any governmental entity on the date hereof.

    9. Access. Subtenant shall permit Sublandlord to have access to the Sub-Premises at any time during the term hereof: (i) for the purpose of inspecting the same, and (ii) to the extent Subtenant fails to perform such obligations, for the purpose of performing Sublandlord obligations under the Primary Lease. Notwithstanding the foregoing, except in the event of an emergency, Sublandlord will provide Subtenant with reasonable prior notice of such entry (which notice may be given orally to an authorized representative of Subtenant). Subtenant shall have the right to have a representative present during any such entry. The foregoing, however, shall not be construed as to limit Overlandlord's access rights to the Sub-Premises under the Primary Lease.

    10.  ALTERATIONS.

         A. Subtenant shall not make or cause to be made, either prior to or during the term hereof, any alterations, installations (other than office equipment), changes, replacements, additions or improvements (structural or otherwise) in or to the Sub-Premises without the prior written consent of Sublandlord (which consent will not be unreasonably withheld, delayed or conditioned) and of Overlandlord pursuant to the Primary Lease. Subject to the conditions below, the cost of any alteration or other change in the Sub-Premises shall be borne entirely by Subtenant. Upon the termination of this Sublease, all alterations, installations and trade fixtures made or installed by Subtenant may be removed, to the extent permitted by Overlandlord under the Primary Lease, by Subtenant, and any damage to the Sub-Premises caused by such removal shall be repaired by Subtenant at its expense, and to the extent required under the Primary Lease, the Sub-Premises shall be restored to the condition existing prior to said alterations, installations or trade fixtures, ordinary wear and tear excepted. If Subtenant does not remove its property of every kind and description from the Sub-Premises prior to the end of the Term, however ended, Subtenant shall be conclusively presumed to have conveyed the same to Sublandlord under this Sublease as a bill of sale without further payment or credit by Sublandlord to Subtenant, and Sublandlord may remove the same and Subtenant shall pay the expense of such removal to Sublandlord upon demand. Subtenant's obligation to observe or perform this covenant shall survive the expiration of the Term. Sublandlord hereby agrees that Subtenant shall not be required to remove the Initial Alterations to the Sub Premises, or any portion thereof, unless Sublandlord advises Subtenant of such removal obligation prior to or simultaneously with Sublandlord's approval of Subtenant's plans for the Initial Alterations.

         B. Upon the full and final execution of this Sublease by Sublandlord and Subtenant and the Consent to Sublease by Sublandlord, Subtenant and Overlandlord, Subtenant, subject to the terms and conditions of Section 10.A. above, shall have the right to occupy and perform alterations and improvements in the Sub-Premises (the "Initial Alterations"). Subtenant shall be responsible for all elements of the design of Subtenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Sub-Premises and the placement of Subtenant's furniture, appliances and equipment), and Sublandlord's and Overlandlord's approval of Subtenant's plans shall in no event relieve Subtenant of the responsibility for such design. Subtenant's occupancy of the Sub-Premises for the period prior the Commencement Date shall be subject to all of the terms and conditions of the Sublease, provided that Subtenant shall not be required to pay Base Rental or additional rental with respect to the period of time prior to the Commencement Date.

         C. Provided Subtenant is not in default, Sublandlord agrees to contribute the sum of One Hundred Seventy-Eight Thousand Five
         Hundred Thirty and 00/100 Dollars ($178,530.00) (the "Allowance") toward the cost of performing the initial Alterations in the Sub-Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, for hard costs in connection with the Initial Alterations, for costs incurred by Subtenant in connection with its move into the Sub-Premises and for the cost of installing telephone and computer cable and wire in the Sub-Premises. The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Subtenant or, at Sublandlord's option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within thirty (30) days after receipt of the following documentation. (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursements is to be made to a date specified therein: (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the State of Massachusetts; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Sub-Promises: (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Subtenant containing an approval by Subtenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Subtenant shall furnish Sublandlord with: (1) general contractor and architect's completion affidavits,
         (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Subtenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Sublandlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Subtenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Sublandlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Sublandlord's obligation to disburse shall only resume when and if such default is cured. In the event Subtenant does not use the entire Allowance by December 31, 1999, any unused amount shall accrue to the sole benefit of Sublandlord, it being understood that Subtenant shall not be entitled to any credit, abatement or other concession in connection therewith. Subtenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

    11. INSURANCE. Subtenant agrees to purchase and maintain during the term of this Sublease the insurance required under Article 15 of the document dated March 1, 1987 and to name Overlandlord and Sublandlord as additional insureds on said insurance. Copies of the certificates for such insurance shall be delivered to Sublandlord upon the execution of this Sublease.

    12.  SECURITY DEPOSIT.

         A. A Security Deposit in the amount of one hundred twenty-five thousand and 00/100 dollars ($125,000.00) shall be delivered to Sublandlord upon the execution of this Sublease by Subtenant. Such Security Deposit shall be held by Sublandlord without liability for interest and as security for the performance of Tenant's obligations under this Sublease. The Security Deposit shall be in the form of cash or in the form of a letter of credit. If Subtenant elects to provide the Security Deposit in the form of a letter of credit, such letter of credit shall (a) be in the form and substance of the sample letter of credit attached hereto as Exhibit C, (b) name Sublandlord as its beneficiary, (c) expire no earlier than thirty
         (30) days after the Termination Date, and (d) be drawn on an FDIC-insured financial institution satisfactory to Sublandlord. If the initial term of the letter of credit will expire prior to thirty
         (30) days after the termination date of this Sublease, Subtenant shall from time to time, as necessary, renew or replace the original and any subsequent letter of credit not less than thirty (30) days prior to its stated expiration date so that it will remain in full force and effect until thirty (30) days after the termination date of the Sublease. If Subtenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the letter of credit then held by Sublandlord, Sublandlord may draw upon such letter of credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 12. Following any such draw upon the letter of credit, however, Subtenant shall have the right to substitute a letter of credit meeting the requirements set forth herein for the cash Security Deposit then held by Sublandlord. Any renewal of or replacement for the original or any subsequent letter of credit shall meet the requirements for the original letter of credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Sublandlord at the time of the issuance thereof.

         B. Sublandlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to cure any default by Subtenant that remains uncured after the expiration of any applicable grace periods, including, without limitation, any uncured default in connection with any arrearages of Rent, costs incurred by Sublandlord to repair damages to the Sub-Premises caused by Subtenant, and any costs incurred by Sublandlord to clean (other than normal wear and tear) the Sub-Premises upon termination of this Lease. Following any such application of the Security Deposit, Subtenant shall, upon demand, either (i) restore the letter of credit (if applicable) to its full amount, or (ii) provide Sublandlord with an additional cash security deposit in an amount equal to the amount of Security Deposit applied by Sublandlord. If Subtenant is not in default at the termination of this Sublease, Sublandlord shall return the Security Deposit, or the balance thereof, to Subtenant within thirty (30) days after the later to occur of the expiration of the Sublease or the date Subtenant surrenders the Sub-Premises to Sublandlord in accordance with this Sublease. If Sublandlord transfers its interest in the Sub-Premises during the Lease Term, Sublandlord shall assign the Security Deposit to the transferee and, provided the transferee accepts such assignment and assumes Sublandlord's obligations with respect to the return of the Security Deposit, Sublandlord shall thereafter have no further liability for the return of such Security Deposit. Upon request by Subtenant, Sublandlord shall provide Subtenant with a copy of the assignment and assumption or other written documentation that was entered into to effectuate the transfer of the Security Deposit. Sublandlord shall not be required to segregate the Security Deposit from its other accounts.

    13. SUBLEASE AND ASSIGNMENT. Subtenant shall not assign or further sublease the Sub-Premises without the written consent of Sublandlord (which consent shall not be unreasonably withheld, conditioned or delayed) and the Overlandlord in accordance with the Primary Lease.

    14. INDEMNITY. Subtenant hereby agrees to defend, indemnify and hold Sublandlord harmless from and against any and all expense, loss, claims or liability including reasonable attorneys' fees arising out of or in connection with any act or omission of Subtenant, its agents, contractors or employees including, but not limited to, claims as a result of injury to or death of any person, property damage, claims of employees of Subtenant or arising out of or in connection with Subtenant's use and possession of the Sub-Premises, or its breach of this Sublease (including the terms of the Primary Lease).

    15. NOTICES. All notices and demands of any kind which Sublandlord or Subtenant may require to be served upon the other, shall be given by depositing one copy of same in the United States mail, postage prepaid, certified mail, return receipt requested, addressed as follows:

         To Sublandlord.

                   Equity Office Properties Management Corp.
                   Three Center Plaza
                   Suite 520
                   Boston, MA 02108
                   Attention: Property Manager

         With a copy to:

                   Equity Office Properties Trust
                   Two North Riverside Plaza
                   Suite 2200
                   Chicago, Illinois 60606
                   Attention: Vice President--Legal

         To Subtenant:

                   The Counsell Group
                   50 Rowes Wharf
                   Sixth Floor
                   Boston, MA 02110
                   Attn: Frank Selldorff, President and CEO

         With a copy of any default notices to:

                   Anne Rickard Jackowitz, Esq.
                   Choate, Hall & Stewart
                   Exchange Place, 53 State Street
                   Boston, MA 02109

         The place to which said notice shall be sent may be changed by written notice given as hereinafter provided. All such mailed notices shall become effective on the third day after the date of postmark.

    16. BROKER. Subtenant represents and warrants to Sublandlord that it dealt with no broker or other person entitled to claim fees for such services in connection with the negotiation, execution and delivery of this Sublease, other than CB Commercial/Whittier Partners L.P., whose fees shall be paid by the Sublandlord. Subtenant agrees to defend, indemnify and hold Sublandlord harmless from and against any and all claims for finders' fees or brokerage or other commission (other than a claim by CB Commercial/Whittier Partners L.P.) which may at any time be asserted against Sublandlord founded upon the claim that the substance of the aforesaid representation of Subtenant is untrue, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by Sublandlord in connection with the enforcement of this indemnification provision.

         Sublandlord represents and warrants to Subtenant that it dealt with no broker or other person entitled to claim fees for such services in connection with the negotiation, execution and delivery of this Sublease, other than CB Commercial/Whittier Partners L.P. whose fees shall be paid by the Sublandlord. Sublandlord agrees to defend, indemnify and hold Subtenant harmless from and against any and all claims for finders' fees or brokerage or other commission (including a claim by CB Commercial/Whittier Partners L.P) which may at any time be asserted against Subtenant founded upon the claim that the substance of the aforesaid representation of Sublandlord is untrue, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by Subtenant in connection with the enforcement of this indemnification provision.

    17. WAIVER. One or more waivers of any covenant or condition by Sublandlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Sublandlord to or of any act by Subtenant requiring Sublandlord's consent or approval shall not be construed to waive or render unnecessary Sublandlord's consent or approval to or of any subsequent similar act by Subtenant.

    18. EFFECT. This Agreement shall be binding upon the parties hereto, their heirs, executors, legal representatives, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

    19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Massachusetts.

    20. RECORDING. This Agreement shall not be recorded in the Office of the Recorder of Deeds or in any other office or place of public record, and if Subtenant shall record this Agreement or cause or permit the same to be recorded, Sublandlord may, at its option, elect to treat such act as a breach of this Agreement.

    21. HEADINGS. The headings for the various Paragraphs herein are for reference only and are not part of this Agreement.

    22. SEPARABILITY OF PROVISIONS. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby. All words used shall be understood and construed of such gender or number as circumstances may require.

    23.  PARKING.

         A.   Subtenant hereby agrees to lease from Sublandlord up to five
         (5) of the non-reserved parking spaces in the Building parking garage (the "Garage") that are provided to Sublandlord under the Primary Lease. Tenant may exercise its right to lease up to five (5) of the non-reserved parking spaces by providing advance written notice thereof to Sublandlord on or before August 30, 1999 (the "Parking Option Date"), it being understood that Subtenant's right to lease the spaces shall expire on the Parking Option Data. Such notice of Sublandlord shall specify the number of spaces which Subtenant elects to lease. If Subtenant's notice specifies less than the maximum number of spaces made available to Subtenant hereunder, Subtenant may elect to lease additional spaces (up to a maximum aggregate of five (5) spaces) by providing subsequent notices to Sublandlord, so long as each notice is delivered to Sublandlord prior to the Parking Option Date.

                  At the request of Sublandlord, Subtenant shall lease any such spaces directly from the Overlandlord or the operator of the Garage (the "Operator"). In such event, Subtenant shall enter into a direct lease with Overlandlord or Operator for such spaces.

                  B. Subtenant shall pay Sublandlord (or, at Sublandlord's option, to Overlandlord or the Operator) Rent for each non-reserved parking space at the initial rate of Three Hundred Five and NO/100 Dollars ($305.00) per space per month, plus any applicable tax imposed thereon. Such monthly rate shall be subject to increase by Overlandlord from time to time.

             24. EFFECTIVE DATE. This Sublease shall only be effective upon the execution and delivery hereof by the undersigned and upon the consent thereto by the Overlandlord on the form attached hereto as Exhibit B.

             IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year first above written.

                                SUBLANDLORD: EQUITY OFFICE PROPERTIES
                                TRUST, a Maryland real estate investment trust


                                By:          /s/ Thomas Q. Bakke
                                    ------------------------------------------

                                Name:        Thomas Q. Bakke
                                    ------------------------------------------

                                Title:       Vice President
                                    ------------------------------------------


                                SUBTENANT: THE COUNSELL GROUP,
                                a Delaware corporation


                                By:          /s/ Frank Selldorff
                                    ------------------------------------------

                                Name:        Frank Selldorff
                                    ------------------------------------------

                                Title:       CEO
                                    ------------------------------------------

                                                                   EXHIBIT "A"

                                                                  SUB-PREMISES












                                        [GRAPHIC]

                                 EXHIBIT "B"

                         LANDLORD CONSENT TO SUBLEASE


     This Consent is entered into as of this 22nd day of July, 1998 by and among Rowes Wharf Associates, a Massachusetts general partnership
("Landlord"), Equity Office Properties Trust, a Maryland real estate investment trust ("Sublandlord"), and The Counsell Group, a Delaware corporation ("Subtenant").


                                 RECITALS:

A. Landlord and Sublandlord, as tenant, are parties to that certain lease agreement dated October 1, 1995 (the "Lease") pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 27,484 square feet of Total Rentable Area on the sixth (6th) floor of the building located at 50 Rowes Wharf (the "Building") and 281 square feet of Net Rentable Area on lower level 4 of the building located at 30
    Rowes Wharf (the "Premises").

B. Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated July 22, 1998 (the "Sublease Agreement") pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: approximately 17,853 rentable square feet on the 6th floor of the Building (the "Sublet Premises") constituting a part of the Premises.

C. Sublandlord and Subtenant have requested Landlord's consent to the Sublease Agreement.

D. Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.

    NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Landlord hereby consents to the Sublease Agreement subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

    1. Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease Agreement hereto and made a part hereof as Exhibit A.

    2. Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease Agreement and this Consent. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease Agreement and this Consent.

    3. Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

    4. No Release. Nothing contained in the Sublease Agreement or this Consent shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease Agreement or this Consent or any subsequent assignment(s), sublease(s) or transfers(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease Agreement, it being understood that Landlord is not a party to the Sublease Agreement and, notwithstanding anything to the contrary contained in the Sublease Agreement is not bound by any terms or provisions contained in the Sublease Agreement and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5. No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease Agreement or otherwise transfer its interest in the Sublet Premises or the Sublease Agreement to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

6. Lease. In no event shall the Sublease Agreement or this Consent be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord's prior written approval and in accordance with the terms and conditions of the Lease.

7. Signage. Landlord, at Subtenant's expense, agrees to provide Subtenant with building standard identification signage in the multi-tenant directory sign on the floor on which the Sub-Premises are located. In addition, Landlord shall provide Subtenant, at Subtenant's expense, with three (3) lines on the Building lobby directory to identify Subtenant and two (2) of Subtenant's officers.

8. Counterparts. This Consent may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

     IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent as of this 22nd day of July, 1998


                          LANDLORD:

                          ROWES WHARF ASSOCIATES, a Massachusetts
                          general partnership

                          By:   Rowes Wharf Limited Partnership, a
                          Massachusetts limited partnership, a general partner

                          By:   RWLP Corp., a Massachusetts corporation,
                          its general partner

                          By:      /s/ Thomas Q. Bakke
                             -------------------------------------------------

                          Name:    Thomas Q. Bakke
                             -------------------------------------------------

                          Title:    Vice President
                             -------------------------------------------------


                          SUBLANDLORD: EQUITY OFFICE PROPERTIES
                          TRUST, a Maryland real estate investment trust


                          By:      /s/ Thomas Q. Bakke
                             -------------------------------------------------

                          Name:    Thomas Q. Bakke
                             -------------------------------------------------

                          Title:    Vice President
                             -------------------------------------------------


                          SUBTENANT: THE COUNSELL GROUP,
                          a Delaware corporation

                          By:      /s/ Frank Selldorff
                             -------------------------------------------------

                          Name:    Frank Selldorff
                             -------------------------------------------------

                          Title:   President
                             -------------------------------------------------

                                  EXHIBIT C


                       -------------------------------
                       [Name of Financial Institution]



                                                 Irrevocable Standby
                                                 Letter of Credit
                                                 No. __________________________
                                                 Issuance Date:________________
                                                 Expiration Date:______________
                                                 Applicant:____________________


Beneficiary
-----------

EQUITY OFFICE PROPERTIES TRUST
Two North Riverside Plaza
Suite 2200
Chicago, Il 60606

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of $___________ available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.   An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ________________ U.S. Dollars ($_______) under your Irrevocable Standby Letter of Credit No. ___________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between _______________, as landlord, and ____________, as tenant."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date for a period up until October 31, 2002 (i.e. thirty (30) days after the expiration of the term), unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties, L.I.C., 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Vice President Corporate Operations.

In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1. and 2. above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time in accordance with our standard practices and procedures for the assignment of letters of credit. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

                                  EXHIBIT D

                                PRIMARY LEASE


               Atlantic Avenue Building North - 30 Rowes Wharf
               Atlantic Avenue Building South - 50 Rowes Wharf
                         Boston, Massachusetts 02110
                               (the "Building")

                               FOURTH AMENDMENT
                                     AND
                ASSIGNMENT AND ASSUMPTION OF LEASE AND SUBLEASE
                             As of October 1, 1995

                LANDLORD:     Rowes Wharf Associates

                TENANT:       TBC Holdings Limited Partnership,
                              formerly known as The Beacon Companies

                EXISTING
                PREMISES:     The entire sixth (6th) floor (south and
                              north) of the Building, substantially as shown on Lease Plan, Exhibit 2, Sheet 1 dated March 1, 1987, and a storage area on Lower Level 4 of Atlantic Avenue
                              Building North, substantially as shown
                              on Lease Plan, Exhibit 2, Second
                              Amendment, dated February 1, 1988
                              ("Storage Premises").

                LEASE
                EXECUTION
                DATE:         March 1, 1987

                TERMINATION
                DATE:         September 30, 2002

                PREVIOUS
                LEASE
                AMENDMENTS:   First Amendment dated May 12, 1987
                              Second Amendment dated February 1, 1988
                              Third Amendment dated December 31, 1990

                DELETED
                PREMISES:     An area on the sixth floor of the
                              Atlantic Avenue Building South
                              containing 27,484 square feet of Total
                              Rentable Area, substantially as shown on Lease Plan, Exhibit 2, Fourth Amendment dated as of October 1, 1995, a copy of which is attached hereto and incorporated by reference herein, and the Storage Premises, and the right to use the mechanical room above the Deleted Premises.

                REMAINDER
                PREMISES:     The Existing Premises, less the Deleted
                              Premises, containing 22,815 square feet
                              of Total Rentable Area, substantially as shown on Lease Plan, Exhibit 2, Fourth
                              Amendment dated as of October 1, 1995.

     WHEREAS, Tenant desires (i) to assign its interest in the Lease to Landlord and (ii) to terminate the term of the Lease in respect of the Deleted Premises;

     WHEREAS, Landlord is willing (i) to assume Tenant's obligations under the Lease and (ii) to agree to terminate the term of the Lease in respect of the Deleted Premises;

     NOW THEREFORE, the parties hereto hereby agree that the above-referenced lease, as previously amended (the "Lease"), is hereby further amended as follows:

     1.  ASSIGNMENT AND ASSUMPTION OF LEASE

         Effective as of October 1, 1995, Tenant hereby assigns all of its right, title and interest in the Lease to Landlord, and Landlord hereby assumes all of the obligations of Tenant under the Lease and Landlord agrees to perform and keep all covenants, conditions and agreements of Tenant under the Lease. By execution of this Amendment, the parties hereto expressly acknowledge that they do not intend that there be a merger of the Landlord's interest and the Tenant's interest by reason of this Assignment. The parties further expressly acknowledge that they intend that the Sublease, as defined in Paragraph 2 hereof, not be affected by reason of this Assignment.

     2.  ASSIGNMENT AND ASSUMPTION OF SUBLEASE

         A. Reference is made to sublease dated as of November 1, 1991, as amended by a First Amendment to Sublease dated November 10, 1994 by and between Tenant, as landlord, and Peabody & Arnold, as tenant (collectively, the "Sublease"). Effective as of October 1, 1995, Tenant hereby assigns all of its right, title and interest in the Sublease to Landlord, and Landlord hereby assumes all of the obligations of Tenant under the Sublease and Landlord agrees to perform and keep all covenants, conditions and agreements of Tenant under the Sublease.

         B. Tenant shall deliver to Landlord any rent or other payments received by Tenant from Peabody & Arnold pursuant to the Sublease with respect to any time period from and after October 1, 1995, in the form received, duly endorsed to Landlord.

     2.  TERMINATION OF LEASE IN RESPECT OF DELETED PREMISES

         The term of the Lease in respect of the Deleted Premises is hereby terminated effective as of September 30, 1995 ("Effective Termination Date"). Yearly Rent and other charges due under the Lease in respect or the Deleted Premises shall be apportioned as of the Effective Termination Date.

     3.  BACK-RENT

         Reference is made to the fact that Tenant owes Landlord Yearly Rent and other charges due under the Lease in respect of the period from February 1, 1995 through the Effective Termination Date, as more particularly set forth on Exhibit A, attached hereto and incorporated herein by reference ("Back Charges"). Tenant shall, on the date that Tenant executes and delivers this Fourth Amendment to Landlord, pay to Landlord the Back Charges.

     4.  TERMINATION PAYMENT

         In consideration of Landlord's agreement to terminate the term of the Lease in respect of the Deleted Premises as of the Effective Termination Date, Tenant shall, on the date that Tenant executes and delivers this Fourth Amendment to Landlord, pay to Landlord One Million Two Hundred Fifty Thousand and 00/100 ($1,250,000.00) Dollars ("Termination Payment").

     5.  GENERAL RELEASE

         A. Tenant does hereby waive, release, relinquish, remise and forever discharge Landlord, its successors and assigns, from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages and liabilities ("Claims") whatsoever of every name and nature, in law and in equity which the Tenant or its successors or assigns have presently or have had against Landlord, and its successors and assigns through the date of this Fourth Amendment arising out of or in connection with the Lease, other than Claims of third parties not known to Tenant as of the date of this Fourth Amendment.

         B. Landlord does hereby waive, release, relinquish, remise and forever discharge Tenant, its successors and assigns, from all Claims whatsoever of every name and nature, in law and in equity which Landlord or its successors or assigns have presently or have had against Tenant and its successors and assigns through the date of this Fourth Amendment arising out of or in connection with the Lease, other than the payment of the Back Charges and Termination Payment, and the Claims of third parties not known to Landlord as of the date of this Fourth Amendment.

     As hereby amended, the Lease is ratified, confirmed and approved in all respects.

     EXECUTED under seal as of the date first above-written

LANDLORD:                               TENANT:
ROWES WHARF ASSOCIATES                  TBC HOLDINGS LIMITED PARTNERSHIP

By:  The Equitable Life Assurance       By:  TBC Holdings, Inc.,
     Society of the United States            General Partner


     By:  /s/                               By:  /s/
         -------------------------               --------------------------
           Its Investment Officer                 Name:
                                                  Title:  Pres.

                                  [LETTERHEAD]


                                                                STATEMENT DATE
                                                                   10/01/95 -

THE BEACON COMPANIES                                               LEASE ID
50 ROWES WHARF                                                      000037
SUITE 600
BOSTON, MA 02110



-------------------------------------------------------------------------------

  DATE        CODE    DESCRIPTION                AMOUNT DUE         ITEMS PAID
02/01/95       OR     ANN'L OPER EXCESS             8,608.55
02/01/95       BR     RENTAL INCOME OFFICE        105,036.50
02/01/95       OC     MTHLY OPERTNG EXCESS         15,059.00
03/01/95       BR     RENTAL INCOME OFFICE        105,036.50
03/01/95       OC     MTHLY OPERTNG EXCESS         15,059.00
04/01/95       BR     RENTAL INCOME OFFICE        105,036.50
04/01/95       OC     MTHLY OPERTNG EXCESS         15,059.00
05/01/95       BR     RENTAL INCOME OFFICE        105,036.50
05/01/95       OC     MTHLY OPERTNG EXCESS         15,059.00
06/01/95       BR     RENTAL INCOME OFFICE        105,036.50
06/01/95       OC     MTHLY OPERTNG EXCESS         15,059.00
07/01/95       BR     RENTAL INCOME OFFICE        105,036.50
07/01/95       OC     MTHLY OPERTNG EXCESS         15,059.00
08/01/95       BR     RENTAL INCOME OFFICE        105,036.50
08/01/95       OC     MTHLY OPERTNG EXCESS         15,059.00
  /01/95       BR     RENTAL INCOME OFFICE        105,036.50
  /01/95       OC     MTHLY OPERTNG EXCESS         15,059.00
                                                 -----------
                                                 $969,372.55
                                                 -----------
                                                 -----------

                                    [GRAPHIC]

                                  OTHER LEASE


                               EXHIBIT 1. SHEET 1

                Atlantic Avenue Building North - 30 Rowes Wharf
                Atlantic Avenue Building South - 50 Rowes Wharf
                                (the "Building")
                             Boston, Massachusetts

                                 REFERENCE DATA



Execution Date:    March 1, 1987

Tenant:            The Beacon Companies
                   ----------------------------------------------------------
                                          (name)

                   a Massachusetts Limited Partnership
                   ----------------------------------------------------------
                            (description of business organization)

                   One Post Office Square, Boston, Massachusetts 02109
                   ----------------------------------------------------------
                         (principal place of business mailing address)




LANDLORD:          ROWES WHARF ASSOCIATES, a joint venture by and between The
                   EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (a
                   New York Corporation) and ROWES WHARF LIMITED PARTNERSHIP
                   (a Massachusetts limited partnership). Landlord is the Tenant under a Ground Lease of the Project Site, as hereinafter defined, dated July 25, 1985 by and between the Boston Redevelopment Authority, as Landlord, and Rowes
                   Wharf Associates, as Tenant, notice of which is recorded at Book 11846, Page 173 in the Suffolk Registry of Deeds;
                   and Landlord is the Tenant under an Office/Retail Unit
                   Lease of the Unit, as hereinafter defined, dated as of July 25, 1985 by and between the Boston Redevelopment
                   Authority, as Landlord, and Rowes Wharf Associates, as
                   Tenant, notice of which is recorded at Book 11846, Page
                   180, in said Deeds. Whenever the term "Ground Lease" is used in this Lease, such term shall mean the above-referenced Ground Lease, during the term of said
                   Ground Lease, and shall then mean the above referenced
                   Official Retail Unit Lease during the term of said official Retail Unit Lease.

PROJECT SITE:      Premises situated on Atlantic Avenue, Boston
                   Massachusetts, constituting both land and water area, as more particularly described in the Master Deed hereinafter referenced.

PROJECT:           The multi-use project (to be) constructed on the Project
                   Site.

UNIT: The Office/Retail Unit in that certain condominium ("Condominium") know as The Condominium at Rowes Wharf (to be) created by the Master Deed referred to in the Ground Lease, as more particularly described in the Office/Retail Unit Lease. The Unit is located on the Project Site. The portion of the Building in which the Premises are located is contained within the Unit.

                              EXHIBIT 1, SHEET 2

                Atlantic Avenue Building North - 30 Rowes Wharf
                Atlantic Avenue Building South - 50 Rowes Wharf
                               (the "Building")
                            Boston, Massachusetts

                                REFERENCE DATA

                        Tenant:  The Beacon Companies
                Execution Date:  March 1, 1987


Art. 2       Premises: The entire sixth (6th) floor (south and north) of the
                       Building, substantially as shown on Lease Plan, Exhibit 2, Sheet 1.

Art. 3.1     Specified Commencement Date: SEPTEMBER 1, 1987

Art. 3.2     Termination Date: FIFTEEN (15) YEARS AFTER THE TERM COMMENCEMENT
             DATE

Art. 4.3     Final Plans Date: FEBRUARY 20, 1987

Art. 5       Use of Premises: GENERAL BUSINESS OFFICES

Art. 6       Yearly Rent:


             LEASE                           YEARLY
             YEAR*                           RENT
             -----                           ------
             1** through 3                   Thirty-Four ($34.00)
                                             Dollars per square foot of
                                             Total Rentable Area of the
                                             premises per annum

             4 through 5                     Thirty-Six ($36.00)
                                             Dollars per square foot of
                                             Total Rentable Area of the
                                             premises per annum

             6 through 10                    Forty-Five ($45.00)
                                             Dollars per square foot of
                                             Total Rentabe Area of the
                                             premises per annum

-----------------
*For the purposes hereof, "Lease Year" shall be defined as any twelve (12) month period commencing on the Term Commencement Date or on any anniversary of the Term Commencement Date.

**Subject to Article 6-6* of the Lease.

                               EXHIBIT 1, SHEET 3


                Atlantic Avenue Building North - 30 Rowes Wharf
                Atlantic Avenue Building South - 50 Rowes Wharf
                               (the "Building")
                             Boston, Massachusetts

                                REFERENCE DATA


                         Tenant:  The Beacon Companies
                 Execution Date:  March 1, 1987


(Art. 6 continued)


              Lease                                         Yearly
              Year*                                         Rent
              -----                                         -----


              11 through 15                        Fifty ($50.00) Dollars
                                                per square foot of Total
                                                Rentable Area of the
                                                premises per annum

Art. 7        Total Rentable Area:  Sixth floor:   50,299 square feet

Art. 8        Electric current will not be furnished by Landlord to Tenant.

Art. 9        Operating Expense Escalation:

                        Operating Costs in the Base Year:  The product of (x)
              $10.00 multiplied by (y) the sum total (aggregate) of the Total Rentable Areas of the Unit, excluding any areas designated by Landlord for retail use.

                        Tenant's Proportionate Share:  A fraction, the
              numerator of which is the Total Rentable Area of the premises and the denominator of which is the sum total (aggregate) of the Total Rentable Areas of the Unit, excluding any areas designated by Landlord for retail use.

Art. 12:
     13(d);
     15.2;
     18 Additional Insured Parties: Boston Redevelopment Authority; The Board of Managers of The Condominium at Rowes Wharf










---------------------------------------
For the purposes hereof, "Lease Year" shall be defined as any twelve (12) month period commencing on the Term Commencement Date or on any anniversary of the Term Commencement Date.

                            EXHIBIT 1. SHEET 4

               Atlantic Avenue Building North - 30 Rowes Wharf
               Atlantic Avenue Building South - 50 Rowes Wharf
                               (the "Building")
                            Boston, Massachusetts

                               REFERENCE DATA

                       Tenant:  The Beacon Companies
               Execution Date:  March 1, 1987


Art. 29.3     Broker: THE BEACON COMPANIES

Art. 29.5     Arbitration: MASSACHUSETTS: SUPERIOR COURT

              Exhibit Dates: LEASE PLAN, EXHIBIT 2, SHEETS 1, 2 AND 3 DATED
                             MARCH 1, 1987





LANDLORD:                               TENANT:

ROWES WHARF ASSOCIATES                  THE BEACON COMPANIES
c/o Rowes Wharf Limited Partnership     One Post Office Square
One Post Office Square                  Boston, Massachusetts 02109
Boston, Massachusetts 02109

   /s/                                     /s/
By---------------------------------     By-----------------------------------
           General Partner of             (Name)                    (Title)
  Rowes Wharf Limited Partnership         Hereunto Duly Authorized

Date Signed:  4/8/87                      Date Signed:  4/8/87
            -----------------------                   -----------------------

                                    [GRAPHIC]

                                    [GRAPHIC]

                                    [GRAPHIC]

    THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in
Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.   REFERENCE DATA

     Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the date stated under that term or title in such Exhibit.

2.   DESCRIPTION OF DEMISED PREMISES

     2.1 DEMISED PREMISES. The premises are that portion of the Building (being constructed) as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof.

     2.2 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways, stairways and elevators of the portion of the Building which is located within the Unit, serving the premises in common with others, (b) common walkways necessary for access to the Building, and (c) if the premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements.

          2.2-1 In addition, Tenant shall have the right to use the mechanical room above the south wharf portion of the premises. Tenant shall have the right to use said mechanical room on all of the same terms and conditions applicable to the other premises demised to Tenant under this Lease, except:



                   A. No Yearly Rent or Operating Expense Excess shall be
                      payable in respect of such area.

                   B. Landlord shall have no obligation to provide any services
                      (other than repairs as required under Article 8.7) to such area.

                   C. Tenant shall take such area "as-is", without any
                      obligation on the part of Landlord to construct or prepare such area for Tenant's use and occupancy.


     2.3 EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the premises on the Lease Plan (Exhibit 2) in which event, however, Tenant's sole right with respect to such balconies shall be the right to use such balconies), terraces or roofs adjacent to the premises, and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building, Project, or Unit facilities, and the use thereof, are expressly excluded from the premises and reserved to Landlord. Landlord hereby reserves a right of access through the premises for the purposes of operation, maintenance, decoration and repair.

          2.3-1 Tenant shall have the nonexclusive right, without payment of additional rent, but subject to obtaining the written consent of the Board of Managers of the Condominium, on a "first come-first serve" basis to use the shafts, conduits, ducts and other core structural facilities available (after meeting Landlord's Building requirements) for such purposes as running its own internal telephone and computer lines and other such lines, wires and conduits. Landlord shall advise Tenant at the earliest possible date of the availability of such space, if any, in order to implement such right, as aforesaid, to Tenant.

3.   TERM OF LEASE

     3.1 DEFINITIONS. As used in this Lease the words and terms which follow mean and include the following:

     (a) "Specified Commencement Date" -- The date (as stated in Exhibit 1) on which it is estimated that the premises will be ready for Tenant's occupancy for its use as stated in Exhibit 1.

     (b) "Term Commencement Date" -- If the "Term Commencement Date" is a date certain agreed upon by the parties at the time of the execution of this Lease, such date shall be inserted in Exhibit 1; otherwise, the "Term Commencement Date" is the date on which the premises are ready for Tenant's occupancy (as defined in Article 4.2) for use as set forth in Exhibit 1. If the premises are not ready for such occupancy but if, pursuant to permission therefor duly given by Landlord, Tenant takes possession of the whole or any part of the premises for use as set forth in Exhibit 1, "Term Commencement Date" shall be the date on which Tenant takes such possession.

     3.2 HABENDUM. TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the term hereof will hereafter be called "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs.

     3.3 DECLARATION FIXING TERM COMMENCEMENT DATE. As soon as may be after the execution date hereof, each of the parties hereto agrees, upon demand of the other party, to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease; and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord's request therefor within ten (10) days.

4.   READINESS FOR OCCUPANCY -- ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT
     DATE

     4.1 COMPLETION DATE -- DELAYS. Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant, Landlord shall use reasonable speed and diligence in the construction of the Building and to have the premises ready for Tenant's occupancy on the Specified Commencement Date. The failure to have the premises ready for Tenant's occupancy on the Specified Commencement Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease. If the premises are not ready for Tenant's occupancy within the meaning of Article
4.2 hereof on the Specified Commencement Date, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

     4.2 WHEN PREMISES DEEMED READY. The premises shall be conclusively deemed ready for Tenant's occupancy as soon as the initial installations and painting to be done by Landlord (referred to the Exhibit 3, "Memorandum of Work and Installations to be Initially Performed and Furnished in the Premises", annexed hereto and made a part hereof) in the premises have been substantially completed by Landlord insofar as is practicable in view of delays or defaults, if any, of Tenant or its contractors, as hereinafter specified, and the elevator, plumbing, air conditioning and electric facilities are initially substantially available to Tenant, in accordance with the obligations assumed

     4.4  PREPARATION OF PREMISES.

     (a) By Landlord. Except as is otherwise herein provided or as may be otherwise approved by the Landlord, all work necessary to prepare the premises for Tenant's occupancy, including work to be performed at Tenant's expense, shall be performed by contractors employed by Landlord.

          1. Tenant shall have the right, subject to the provisions of Articles 12 and 13 of the Lease, to engage its own contractor to perform Over-Building-Standard-Work. In such event, Landlord shall take all necessary reasonable measures to the end that Landlord's contractors shall cooperate in all ways with Tenant's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work.

          2. Landlord agrees to cause Landlord's contractor to competitively bid each portion of
              Over-Building-Standard-Work performed by Landlord's contractor.

          3. In the event that Tenant enters into a construction contract with Beacon Construction Company Inc. for the purpose of performing Over-Building-Standard-Work, any such Over-Building-Standard-Work performed by Beacon Construction Company Inc. pursuant to such contract shall be, for all purposes of this Lease, treated as if such work is work to be performed by Landlord in the initial preparation of the premises for Tenant.


     (b) By Tenant. Subject always to the provisions of Articles 4.2 and 4.3, if other than building standard work is to be performed in preparing the premises for Tenant's occupancy by contractors other than those employed by Landlord, Landlord will give Tenant reasonable advance notice of the date on which the premises will be ready for such other contractors and a reasonable time will be allowed from such date for doing the work to be performed by such other contractors. Tenant acknowledges and agrees that all work performed in the construction of the Project shall be performed in accordance with the requirements of Section 33.2 of the Ground Lease, a copy of which is attached hereto as Exhibit 6. In the event that Tenant engages any separate contractors in the initial construction of the premises, Tenant and Tenant's contractors shall comply with the provisions of the plan submitted by Landlord to the Boston Redevelopment Authority as set forth in said Section
33.2. Tenant shall incorporate the requirement for such compliance in its agreement with any contractor engaged by Tenant in the initial construction of the premises.

     (c) If any work, including but not by way of limitation, installation of built-in equipment by the manufacturer or distributor thereof, shall be performed by contractors not employed by Landlord, Tenant shall take all necessary reasonable measures to the end that such contractor shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work.

     4.5 QUALITY AND COST OF MATERIALS. If the premises shall not have been constructed for a prior tenant, all materials and workmanship to be furnished and installed by Landlord shall be in accordance with building standard as detailed and defined in Exhibit 3 hereof. Any construction or finish of previously constructed premises, whether by Landlord or Tenant, shall equal or exceed the specifications and quantities provided in Exhibit 3. Subject to Ex. 3-37*, Tenant shall bear all other costs of preparing the premises for its occupancy in accordance with the final plans including, without limitation, the cost of substitutes for any items specified in Exhibit 3.

     4.6 TENANT'S DELAY -- ADDITIONAL COSTS. If Tenant fails or omits to make timely submission to Landlord of the plans referred to in Article 4.3, or other pertinent information, or delays in submitting any other plans or specifications, or in supplying information, or in approving plans, specifications or estimates, or in giving authorizations or fails to comply with Section 4.4(c) hereof, or otherwise fails to honor or perform its obligations under this Lease, any additional cost to Landlord in connection with the completion of the premises in accordance with the terms of this Lease and Exhibit 3 shall be promptly paid by Tenant to Landlord if such additional cost is in whole or in part the result of such failure, omission or delay of Tenant. For the purposes of the next preceding sentence, the expression "additional cost to Landlord" shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of completing the premises in accordance with the terms of this Lease and Exhibit 3 had there been no such failure, omission or delay. Nothing contained in this Article
4.6 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to Article 4.2.

     4.7 ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE. With Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the premises prior to the Term Commencement Date, during normal business hours and without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

     4.8 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the end of the calendar month next beginning after the Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

     4.9 TENANT PAYMENTS OF CONSTRUCTION COST. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Articles 4.5 and 4.6 hereof) or in connection with any construction in the premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date.

5.   USE OF PREMISES

     5.1 PERMITTED USE. only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the premises or any part thereof, or permit the premises or any part thereof to be used for the preparation or dispensing of food. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant hereby acknowledging that the Building or the Project is not engineered to provide any such special venting.

     5.2 PROHIBITED USES. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, of the Ground Lease or otherwise applicable to or binding upon the premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way
(a) impair the appearance or reputation of the Project or (b) impair, interfere with or otherwise diminish the quality of any of the Building or Project services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building or of the Project; or (iv) which is inconsistent with the maintenance of the Building and the Unit as an office building complex of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

     5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building, the Project or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to Governmental authorities and Landlord as requested in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the premises or the Building.

6.   RENT

     During the term of this Lease the Yearly Rent and other charges at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and convenanted to be paid under this Lease shall commence on the date ("Rent Commencement Date") ten (10) months after the Term
Commence Date. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever except as otherwise expressly herein set forth. Rental and any other sums due hereunder not paid within ten (10) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7.   RENTABLE AREA -- ADJUSTMENT OF RENT

     Total Rentable Area and Net Rentable Area of the premises shall be determined in accordance with Exhibit 5.

8.   SERVICES FURNISHED BY LANDLORD

     8.1  ELECTRIC CURRENT.

          (a) Landlord will require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant.

         (d) Whether or not Landlord is furnishing electric current to Tenant, if Tenant shall require electric current for use in the premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord's reasonable judgment the Project's facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Project's air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building, the Unit, or the Project or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, the Unit, or the Project or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

          (e) Landlord, at Tenant's expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the premises. (See Exhibit 3 in respect of initial lamping.)

          (f) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

          (g) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or applicances in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

     8.2 WATER. Landlord shall furnish hot and cold water for ordinary premises cleaning, toilet, lavatory and drinking purposes. All piping and other equipment and facilities for use of water outside the Building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

     8.3  ELEVATORS, HEAT, CLEANING.

          (a) Landlord at its expense shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called "business days") and have one elevator in operation available for Tenant's use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged similarly equipped office buildings in the same city) to the premises during the normal heating season on business days; and
(iii) cause the office areas of the premises to be cleaned on business days (except on Saturdays) shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Article 8.3.

          (b) The parties agree and acknowledge that, despite reasonable precautions in selecting cleaning and maintenance contractors and personnel, any property or equipment in the premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of cleaning and maintenance services being performed. Accordingly, Tenant shall take reasonable protective precautions with such property and equipment (including, without limitation, computers or other data processing components or equipment and optical or electronic equipment, etc.), e.g., housing the property and equipment in a separate, locked room, so as to render it inaccessible to the Building's cleaning personnel.

     8.4 AIR CONDITIONING. Landlord shall through the air conditioning equipment of the Project furnish to and distribute in the premises air conditioning as normal seasonal changes may require on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. The air conditioning system referred to in this Article
8.4 shall be capable of providing 76 DEG. F dry bulb and 50% relative humidity with outside conditions of 88 DEG. F dry bulb and 71 DEG. F wet bulb. The foregoing design conditions shall be based upon an occupancy within each separately partitioned area in the premises of not more than one person per 100 square feet of Net Rentable Area and upon a combined lighting and standard electrical load not to exceed 2 1/2 watts per square foot of Net Rentable Area. The quality and level of air-conditioning service provided hereunder by Landlord to the premises shall be substantially equivalent to that provided by other first-class office buildings in Boston.

     8.4A Landlord will furnish all electric current to operate base-building service equipment such as fans, air-handling equipment (not Tenant's special
HVAC), elevators and lighting in core areas.

     8.5  ADDITIONAL HEAT, CLEANING AND AIR CONDITIONING SERVICES.

          (a) Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the premises on days and at times other than as above provided.

          (b) Tenant will pay to Landlord a reasonable charge, based upon Landlord's actual cost of such service, including any overhead factor, but not including any profit for Landlord, (i) for any such additional heat, cleaning or air conditioning service required by Tenant, (ii) for any extra cleaning of the premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business, and (iii) for any cleaning done at the request of Tenant of any portions of the premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the premises shall be increased due to the installation in the premises, at Tenant's request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost. Landlord agrees to arrange for Tenant to obtain such additional cleaning services from the Building's cleaning contractor at the same rates at which Landlord can obtain such additional services under the terms of Landlord's contract with said Building cleaning contractor.

     8.6 ADDITIONAL AIR CONDITIONING EQUIPMENT. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, duets, piping and other equipment, such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only if, Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld and if the same will not cause damage or injury to the Project or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such additional air conditioning equipment.

     8.7 REPAIRS. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems, and the plate glass windows of the Building at the perimeter of the Demised Premises [except that, subject to Tenant's rights under Article 19 hereof, such repair shall be Tenant's responsibility if the damage is due to the negligence of Tenant, its agents, servants, contractors, invitees or licensees]) and other common facilities of the Project in good condition and repair. Notwithstanding the foregoing provisions of this Article 8.7, but subject to Articles 18 and 20 hereof, the public lobbies, public corridors, public bathrooms and other public areas serving Tenant shall be maintained in a first-class condition and Landlord shall make all repairs including interior and non-structural repairs which are necessitated by the wrongful, unjustified or negligent actions of Landlord or its servants, employees or agents.

     8.8 INTERRUPTION OR CURTAILMENT OF SERVICES. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and
(ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to the provisions of the next sentence hereof, there shall be no diminution or abatement of rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. In the event that at any time more than 20% of the premises lack heat or air conditioning when required hereunder or lack lavatory facilities, water, electricity or elevator service and if such lack continues for five (5) days consecutively and such lack is not caused by the fault or neglect of Tenant, then rent and additional rent hereunder shall abate proportionately with the impact of the deprivation on the fair rental value of the premises with due consideration being given to the fact of whether Tenant has actually removed its employees from such area and is not using the same, such abatement to commence effective as of the inception of such lack of service and shall continue until such service is restored.

     8.9 ENERGY CONSERVATION. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such reasonable policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be reasonably necessary or required to comply with applicable codes, rules, regulations or standards, provided however, this clause shall not be construed to allow the Landlord voluntarily to comply with energy conservation programs which increase the heat in the Building in the summer and increase the cold in the Building in the winter, except to the extent that any such voluntary measures are substantially uniformly adopted and followed in first-class office buildings in Boston.

     8.10 MISCELLANEOUS. Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per one hundred fifty (150) square feet of Total Rentable Area, which limit Tenant shall in no event exceed.

     8.11 PERFORMANCE OF LANDLORD'S OBLIGATIONS. Wherever in this Article 8 or in Articles 18, 19, and 20 Landlord has an affirmative obligation or a right to take discretionary action in connection with the performance of services, maintenance, repairs, or insurance, Landlord shall either perform such obligation or such obligation or discretionary action may be performed by the responsible party.

     8.12 SECURITY. Without making any guaranty, warranty or assurance of the efficacy of its efforts under this paragraph, Landlord agrees to provide a person to act as a full-time security guard for the Building on a seven-day, 24-hours-per-day basis, and Landlord agrees to provide at least one security guard in the lobby of the Building at all times between the hours of 6:00 P.M. and midnight on business days.

     9.   ESCALATION

          9.1 DEFINITIONS. As used in this Article 9, the words and terms which follow mean and include the following:

          (a) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

          (b) "Operating Costs in the Base Year" shall be the amount as stated in Exhibit 1.

          (c) "Tenant's Proportionate Share" shall be the figure as stated in Exhibit 1.

          (d) "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord or an Underlying Party, as defined in Paragraph (a) of Article 23 of this Lease, in the operation and management, for repair and replacements, cleaning and maintenance of the Unit and the grounds of the Project, including, without limitation, vehicular and pedestrian passageways included within the common areas of the Condominium, related equipment, facilities and appurtenances, elevators, cooling and heating equipment (not including, however, mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the Unit, the cost of work done by Landlord or an Underlying Party for a particular tenant which is properly chargeable to such tenant and such portion of expenditures as are not properly chargeable against income), provided, however, that:

            (i) If, during the term of this Lease, Landlord shall replace a capital item which has worn out or become functionally obsolete and make a capital expenditure(s), the total amount of which is not properly includible in Operating Costs for the Operating Year in which it was made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the annual charge-off (determined as hereinafter provided) of such expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of, the capital item being replaced) exceeds the annual charge-off of the original cost of such item being replaced; and

            (ii) If a capital expenditure is made for (a) a new capital item which does not replace another capital item which was worn out, become functionally obsolete, etc., or (b) a capital item that in whole or in part replaces another capital item that has not yet worn out or become functionally obsolete, then and in either such event there shall be included in Operating Costs for each Operating Year after such expenditure is made the annual charge-off of any such capital expenditure. However, any such capital expenditure under this clause (ii) (and the annual charge-off with respect thereto) shall not be included in Operating Costs unless such new capital item is (a) required by applicable law or regulation; or (b) is reasonably projected to reduce the cost of operating the Building, e.g., energy-conservation measures.

(Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof (The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.); and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure at an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.) Operating Costs (and any capital expenditure component thereof) shall not include costs of correcting defects in the design or construction of the Building; any improvement in respect of an area or service of which Tenant has no use, benefit or enjoyment in common with other tenants in the Building provided that this clause shall not apply to Common Area Charges as defined in Article 9.1(g); all leasing costs including legal, advertising, brokerage, construction costs, takeover, etc.; nor any item or type of service provided to another tenant which is of a type or quantity which if provided to Tenant would be paid for by Tenant as an additional charge (i.e. rather than being included in Operating Costs) nor any expense properly chargeable to another tenant; nor the costs of litigation to enforce lease terms; nor any expenses of the managing agent's home office operation (which are intended to be covered by the management fee, which is included in Operating Costs).

     Wages (as stated below) shall not include any costs relating to or accrued or incurred in respect of a time prior to the Term Commencement Date, e.g., any unfunded past-service liability under ERISA.

     At the request of the Tenant made within one (1) year after the receipt by Tenant of the bill setting forth the actual amount of Operating Expense Excess for any Operating Year, the Landlord shall provide a statement of Operating Costs for such Operating Year, which statement shall include line items for each Operating Cost category in accordance with Landlord's standard accounting practice and procedures (and capital expenditure component thereof) claimed by the Landlord for such year and for each capital expenditure component claimed shall state sufficient information for the Tenant to determine the validity thereof under this Section 9.1(d)-11*, and which shall be certified as to accuracy by the chief financial officer of the Landlord, or a general partner of the Landlord so long as the Landlord is a general or limited partnership.

Operating Costs shall include, but not be limited to, the following:

     Real Estate Taxes: The product of; (i) a fraction, the numerator of which is the Total Rentable Area of the Unit, excluding the portions of the Unit designated by Landlord for retail use, and the denominator of which is the Total Rentable Area of the Unit, multiplied by (ii) the Real Estate Taxes and other taxes, levies and assessments imposed upon the Unit and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Unit or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Unit; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Unit or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, Real Estate Taxes shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Real Estate Taxes, but only to the extent calculated as if the Landlord's interest in the Unit is the only real estate owned by Landlord. Real Estate Taxes shall also include expenses of tax abatement or other proceedings contesting assessments or levies. Until the fiscal/tax year in which the Unit is assessed as a separate tax parcel by the City of Boston, the real estate taxes allocable to the Unit shall be determined for any fiscal/tax year as the product of forty-seven percent (47%) of the assessed value of the Project, multiplied by the tax rate applicable to commercial property in the City of Boston in respect of such fiscal/tax year.

     Appropriate credit against Real Estate Taxes shall be given for any refund obtained by reason of a reduction in any Real Estate Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees, court costs, reasonable survey, appraisal and accounting fees and for other reasonable costs and expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

     Upon request made by tenants in the Building occupying a total of at least fifty percent (50%) of the Total Rentable Area of the unit and upon the furnishing by such tenants of sufficient funds to adequately prosecute a tax abatement proceeding, the Landlord will commence and prosecute such proceeding and any abatements, adjustments or refunds secured will be treated in accordance with the foregoing paragraph except that the tenants that shall have contributed to the expenditures incurred by reason of such proceedings shall first be entitled to credit or reimbursement to the extent of such contribution, but not to exceed the amount of such abatement, adjustment or refund.

TAXES (OTHER THAN REAL ESTATE TAXES): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord who are employed in, about or on account of the Unit, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in Article 9.1 (d) shall not be included herein.

WATER: All charges and rates connected with water supplied to the Unit and related sewer use charges.

HEAT: All charges connected with heat supplied to the Unit.

WAGES: Wages and cost of employee benefits of all employees of the Landlord who are employed in, about or on account of the Unit.

CLEANING: The cost of labor and material for cleaning the Unit, including the interior of windows.

ELEVATOR MAINTENANCE: All expenses for or on account of the upkeep and maintenance of all elevators in the Unit.

ELECTRICITY: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the premises and the Unit, including the cost of electric current for the elevators,lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Unit. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, then Operating Costs shall include only Unit and public area electric current consumption and not any demised premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord, Furthermore, if and to the extent that the Operating-Costs-in-the-Base-Year figure shall include any component representing the cost to the Landlord of electric current supplied to any tenant's premises under so-called "rent-inclusion" lease arrangements then if such cost is eliminated from Operating Costs in an Operating Year in accordance with the foregoing provisions, the figure for Operating Costs in the Base Year for the purposes of this Article 9 shall likewise be reduced by the amount of such cost component.)

INSURANCE, ETC: Fire, casualty, liability and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Project is located, excluding, however those insurance coverages which are included in Common Area Charges, as hereinafter set forth, and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Project is located.

COMMON AREA CHARGES: Whereas the Unit is part of the Condominium, Operating Costs shall include any common area and any other charges which Landlord is required to pay to The Board of Managers of the Condominium ("Common Area Charges"). Common Area Charges include, without limitation, the following costs: all charges and rates connected with water supplied to the Unit and related sewer use charges; all charges connected with air conditioning supplied to the Unit, the costs of labor and material for cleaning the grounds and paved areas of the Project and the exterior of windows; fire, causality, liability, and such other insurance as may be required under the Underlying Instruments, as defined in Paragraph
(a) of Article 23. Capital expenditures which are included in Common Area Charges shall be included in Operating Costs, subject to the following: (i) if such capital expenditure is allocable solely to the Unit, then only the annual charge-off in respect of such capital expenditure shall be included in any Operating Year, as set forth above; (ii) if such capital expenditure is borne by more than one unit owner in the Project, then, unless the capital expenditure is being amortized by the Underlying Party, only the annual charge-off in respect of such capital expenditure shall be included in any Operating year, as set forth above; and (iii) capital expenditures, amortized by an Underlying Party, are includible in Operating Costs in the Operating Year in which they are included in Common Area Charges. Notwithstanding the foregoing, Operating Costs shall not include the following Common Area
Charges: the costs of operating and maintaining the maritime facilities of the project (as provided in Section 1(a)(5) of Article VI of the By-Laws of the Condominium), the costs of operating and maintaining the parking garage within the Project (as provided in Section 1(a)(2) of Article VI of the By-Laws of the Condominium), and Development Impact Project Exactions assessed by the City of Boston (as provided in Section 1(b) of Article VI of the By-Laws of the Condominium).

REDUCTIONS IN OPERATING COSTS ON ACCOUNT OF RETAIL AREAS OF THE UNIT:
Operating Costs for any Operating Year shall be reduced by: (i) the product of: (x) a fraction, the numerator of which is the Total Rentable Area of the portion of the Unit designated by Landlord for retail use, and the denominator of which is the Total Rentable Area of the Unit, multiplied by
(y) those Common Area Charges payable by Landlord in such Operating Year, and
(ii) the cost of any services not included in Common Area Charges rendered by Landlord to such retail areas of the Unit.

     9.2 Operating Expense Excess. If the Operating Costs in any Operating year exceed the Operating Costs in the Basic Year, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess, such amount being hereinafter referred to as "Operating Expense Excess." Operating Expense Excess shall be due when billed by landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Excess, calculated by LandLord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor.

     9.3 Part Years. If the Term commencement Date or the Termination Date occurs in the middle of an Operating Year, Tenant shall be liable for only the portion of the Operating Expense Excess, in respect of such Operating Year, represented by a fraction the numerator of which is the number of days of the herein term which falls within the Operating Year and the denominator of which is three hundred sixty-five (365).

     9.4 Disputes, etc. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10. CHANGES OR ALTERATIONS BY LANDLORD

     Landlord reserves the right, exercisable by itself, its nominee, or by any Underlying Party, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Project (including the premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Unit or of the Project, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve
Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building and the Project. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant.

     If at any time any windows of the premises are temporarily closed or darkened for any reason whatsoever including but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. "Temporary" as used herein means the period reasonably required to effect a repair or alteration necessitating such closing or darkening.

11.  FIXTURES, EQUIPMENT AND IMPROVEMENTS -- REMOVAL BY TENANT

     All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless otherwise expressly provided in this Lease. All electric, telephone, telegraph, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises. Notwithstanding the foregoing, all communications equipment, all of Tenant's free-standing air-conditioning units, carpets, drinking or tap water facilities, food preparation equipment, furniture, trade fixtures or business equipment may be removed by Tenant upon the condition that such removal shall not materially damage the Building and on the further condition that any damage to the premises caused by installation or such removal may be repaired by the Landlord at the expense of Tenant if Landlord in fact repairs the damage to make the same improvement available to a subsequent tenant of the premises.

12.  ALTERATIONS AND IMPROVEMENTS BY TENANT

     Tenant shall make no structural or mechanical alterations in the premises and shall perform no construction, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent, to decorate the premises (i.e., carpeting, painting, wallpapering and similar surface treatments) upon prior notice to Landlord. All contractors and mechanics doing any work in the premises, including decoration, must be reasonably acceptable to Landlord. Except in the case of structural alterations and alterations of the mechanical system (other than the relocation of convectors and their appurtenant ducts in small areas), Landlord shall not impose any supervision charge on Tenant or its contractors and mechanics. Any such work, decoration, additions and improvements shall be done at Tenant's sole cost and expense and at such times and in such manner as Landlord may reasonably designate. Tenant's contractors and mechanics will be given reasonable access to the service elevator to bring materials to and from the premises.

No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule therefor; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Unit which shall, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the premises made by or for the account of Tenant in excess of the specifications and quantities provided in
Exhibit 3.

13. TENANT'S CONTRACTORS -- MECHANICS' AND OTHER LIENS -- STANDARD OF TENANT'S PERFORMANCE -- COMPLIANCE WITH LAWS

     Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises -- whether such work be done prior to or after the Term Commencement Date -- Tenant will strictly observe the following covenants and agreements:

          (a)

          (b) Any mechanic's lien filed against the premises or the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

          (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

          (d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord, and the Additional Insured Parties (if any) listed on Exhibit 1, from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements. Automobile Liability Insurance, and Comprehensive General Liability Insurance, (which General Liability Insurance shall name Landlord and the Additional Insured Parties (if any) listed on Exhibit 1 as additional insured parties), covering such contractors on or about the premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.  REPAIRS BY TENANT -- FLOOR LOAD

      14.1 REPAIRS BY TENANT. Tenant shall keep all and singular the premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, or licensees.

     14.2 FLOOR LOAD -- HEAVY MACHINERY. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the premises shall be Tenant's responsibility.

15.  INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

     15.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, keep in force and pay for Comprehensive General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with
Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible office tenants in the City or Town wherein the Project is located.

     15.2 CERTIFICATES OF INSURANCE. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Project is situated under valid and enforceable policies wherein Tenant names Landlord and the Additional Insured Parties (if any) as are listed on
Exhibit 1 as additional insureds. Such insurance shall provide that it shall not be cancelled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in
Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

     15.3 GENERAL. Tenant will save Landlord and the Additional Insured Parties (if any) as are listed on Exhibit 1 harmless, and will exonerate, defend and indemnify Landlord and said Additional Insured Parties, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

       (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord, or Landlord's agents, employees, or contractors);

       (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building, the Unit, or the Project (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building, the Unit, or the Project, or premises) arising out of the use or occupancy of the Building, the Unit, or the Project, or premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

       (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises.

       (d) Tenant's obligations under this Article 15.3 shall be insured either under the Comprehensive General Liability Insurance required under
Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

     15.4 PROPERTY OF TENANT. In addition to and not in limitation of the foregoing. Tenant covenants and agrees that all Tenant's merchandise, furniture, fixtures and property of every kind, nature and description related to or arising out of Tenant's leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adja-cent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord. Provided that Tenant shall insure its property against loss or damage by fire with extended coverage and any other perils as are generally commercially insurable from time to time in an amount as will avoid application of co-insurance, and subject to Article 19 hereof, Landlord shall repair or replace any damaged or destroyed property where such damage or loss is caused by the negligence or misconduct of Landlord, its agents, servants and employees, it being understood and agreed that Landlord's liability hereunder shall be limited to typical, usual, standard and ordinary types of office furniture and equipment and Landlord shall in no event have any liability or responsibility for any unusually valuable, rare or exotic property, works of art and the like; and in no event shall Landlord be responsible for any consequential damages, particularly (without limitation) in the event of any such damage to or destruction of computer or electronic data processing equipment, in which event Landlord's responsibility shall be limited to the repair or replacement of the equipment. Provided Landlord is given notice thereof, Tenant may elect to self-insure by means of a reasonable "so-called" deductible in which event Tenant shall be deemed to have obtained the insurance specified above and Tenant will itself absorb any such damage or loss to the extent of such self-insurance.

     15.5 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition, provided, however, that no such notice shall be required in instances where Landlord had actual knowledge or should have known of the condition resulting in such injury, damage, etc. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Project or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the premises, the Building, the Unit, or in the Project, with respect to which Landlord is not negligent, subject, however, to Landlord's obligations under Article 8.7.

     15.6 REPAIRS AND ALTERATIONS -- NO DIMINUTION OF RENTAL VALUE. Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord or any related work, Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, of the Unit, of the Project, or of the premises, or in or to the fixtures, appurtenances or equipment thereof.

     A. Landlord covenants that it will not permit any tenant to make repairs or alterations which could reasonably be expected to inconvenience, annoy or injure Tenant and that Landlord will take any action to obtain a temporary restraining order and further injunctive relief, if necessary, against any other tenant creating such conditions. The foregoing sentence is not intended to reach the usual and typical incidents of any repair/renovation work being carried on elsewhere in the Building, e.g., the presence of workmen, a minimal amount of construction materials, etc., and minor inconveniences normally attendant to even a well-managed construction project.

     B. If Landlord's repair of the premises or the Building makes any portion of the premises thereof untenantable for more than five (5) consecutive business days and if Tenant does not in fact occupy and utilize more than twenty-five percent (25%) of such untenantable area of the premises, rent shall abate proportionately with respect to the portion of the premises so rendered untenantable. Landlord covenants that it will make all repairs to the premises or the Building expeditiously and in a manner reasonably designed to minimize inconvenience or annoyance to Tenant. Any ducts, flues and shafts running through the premises shall be furred in (enclosed in drywall, plaster, etc.) walls and ceilings and no other changes may be made in the premises without the Tenant's prior written consent, which consent shall not be unreasonably withheld, so long as the change does not impact, except insubstantially, on executive offices, reception areas or electronic or office equipment essential to maintaining the Tenant's business.

16.  ASSIGNMENT, MORTGAGING AND SUBLETTING

     Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting. Notwithstanding anything to the contrary in this Article 16 contained, provided that Tenant shall first have given Landlord written notice of the proposed term for which it desires to sublet the premises (or any portion thereof) and provided further that Tenant shall first have offered in writing either to suspend the Lease PRO FANTO for the period and with respect to the space involved in the proposed subletting, or if such proposed subletting will be for the entire term of the Lease, to terminate the Lease with respect to the space involved in the proposed subletting and Landlord shall not, within thirty (30) days of receipt of such offer, have accepted the same, Landlord agrees not to unreasonably withhold its consent to a subletting of all or part of the premises by Tenant to a person, firm, or corporation which, in Landlord's reasonable opinion, is (i) financially responsible and of good reputation, and (ii) is engaged in a business, the functional aspects of which, with respect to the premises, are substantially similar to the use of other premises made by other office space tenants in the Project. No such subletting shall in any way decrease Tenant's primary liability as party-tenant under the Lease. Notwithstanding the foregoing, it is hereby expressly understood and agreed, however, that the assignment or transfer of this Lease by operation of law or otherwise, and the term and estate hereby granted to any entity into which Tenant is merged, or with which Tenant is consolidated, or to which all of the assets are transferred, which entity shall have a net worth at least equal to that of Tenant immediately prior to such merger, consolidation, or transfer (such entity being hereinafter called "Assignee"), shall not be deemed to be prohibited hereby if, and upon the express condition that Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article
16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

     Subject to Article 26-32 hereof, if Tenant is an individual who uses and/or occupies the premises with partners, or if Tenant is a partnership, then:

     (i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

    (ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

     The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord. Landlord shall provide a Building Directory on which there shall be listed Tenant, other entities affiliated with Tenant, subtenants, assignees and/or their officers or key employees.

     If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, (provided that Landlord shall have no right to collect any amounts from subtenants unless Tenant is in default of its obligations under the Lease beyond applicable grace periods) and apply the net amount collected to the rent and other charges herein reserved, then due and hereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting or use of the premises by an affiliate of Tenant shall affect the purpose for which the premises may be used as stated in Exhibit 1.

17.  MISCELLANEOUS COVENANTS

     Tenant covenants and agrees as follows:

     17.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building or the Project, or the preservation of good order therein, or the operation of maintenance of the Building or the Project, or the equipment thereof, or the comfort of tenants or others in the Building or the Project, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord, any liability in the event it is unable to enforce the rules and regulations or the terms, covenants and conditions in any other lease as against any other tenant, provided, however, that Landlord shall make reasonable efforts by court proceedings and otherwise to enforce such obligations, and Landlord shall, having made such efforts, not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Should Tenant dispute the reasonableness of any future rule or regulation, such dispute will be resolved by arbitration pursuant to Article 29 hereof.

     17.2 ACCESS TO PREMISES - SHORING. Tenant shall: (i) permit Landlord and any Underlying Party to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any Underlying Party, and its representatives, to have free and unrestricted access to and to enter upon the premises at all reasonable hours for the purpose of inspection or of making repairs, replacement or improvements in or to the premises or the Project or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment); and
(iii) permit Landlord, at reasonable times, to show the premises during ordinary business hours to any existing or prospective Underlying Party, space lessee, or purchaser of the Unit or any portion of the Project other than individual dwelling units, or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the premises or any part thereof. In cases of emergency where there is an imminent danger to person or property, if Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord, Landlord's agents, or any Underlying Party may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the premises. If an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building and the Project from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

Notwithstanding anything to the contrary contained in this Article 17.2:

     (a) Landlord, its employees, representatives, servants, agents and licensees may not enter the premises to perform any of the work referred to in this Section 17.2 without having given Tenant reasonable advance written notice describing the work to be done and stating the estimated commencement and completion dates. The reasonableness of notice period shall be determined by the nature of adjustment to Tenant's business operations which will be necessitated by the work or the change but in no event shall be less than ten
(10) days except that in an emergency situation where the work or the change must commence immediately to avoid or lessen an immediate danger to person or property, the notice requirement shall be waived to the extent of or so long as the emergency persists.

     (b) Except in cases of emergency where there is an imminent danger to life, limb or property:

         (i) No such work may be performed within any security area determined from time to time by Tenant without the continuous presence of an authorized employee of Tenant. Tenant shall reasonably cooperate with Landlord to enable Landlord to observe these restrictions.

        (ii) Without first having obtained Tenant's written consent in each instance, Landlord may not itself enter or allow, permit or invite others to the premises for the purposes of inspecting, showing or viewing the premises as contemplated and described in Section 17.2, except during Tenant's business hours. Tenant shall have the right to require that any person entering the premises for such purposes shall be continuously accompanied by Tenant's representative.

     17.3 DEFECTIVE CONDITIONS.

     (a) ACCIDENTS TO SANITARY AND OTHER SYSTEMS. After becoming aware of such facts, Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective conditioning in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant.

     (b) CONSTRUCTIVE EVICTION; NOTICE TO UNDERLYING PARTIES. Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time. In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease until Tenant shall have given written notice of such failure to any Underlying Party of which Tenant shall have been advised in writing and until a reasonable period of time shall have elapsed following the giving of such notice, during which such Underlying Party shall have the right, but shall not be obligated, to remedy such failure.

    17.4 SIGNS, BLINDS AND DRAPES. Tenant shall put no signs in any part of the Building. Not signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord's building standard design. Neither Landlord's name, nor the name of the Building or the Project, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

     17.5 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Project or of the Unit or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate. Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant's attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such ten-(10)-day period. Landlord shall at any time and from time to time upon not less than ten (10) days' prior notice by Tenant to Landlord, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any transferee of the interest of Tenant in this Lease, any subtenant or assignee thereof, or Tenant's independent accountants.

     17.6 PROHIBITED MATERIALS AND PROPERTY. Tenant shall not bring or permit to be brought or kept in or on the premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers),
(ii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage or (iii) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the premises. These restrictions shall not apply to ordinary cleaning fluids used in business offices, provided they are stored in suitable containers. No odor shall be deemed objectionable unless it can be smelled outside the premises, e.g., in the premises demised to another tenant or in any public or common area, etc.

     17.7 REQUIREMENTS OF LAW--FINES AND PENALTIES. Tenant at its sole expense shall comply with all laws, rules, orders, and regulations, including, without limitation, all energy-related requirements of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use of the premises. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

     17.8 TENANT'S ACTS--EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the premises or elsewhere in the Building, the Unit or the Project which will invalidate or be in conflict with any insurance policies covering the Building, the Unit, or the Project and the fixtures and property therein and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, the Unit, or the Project or (ii) use the premises in a manner which shall increase such insurance rates on the Building, the Unit, or the Project or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

     17.9 MISCELLANEOUS. Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded,. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligation of the Tenant under this Lease.

18.  DAMAGE BY FIRE, ETC.

     During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time: --(i) Landlord shall keep the Building (excluding work, installations, improvements and betterments in the premises which exceed the specifications provided in Exhibit 3, [called "Over-Building-Standard Property"] and any other property installed by or at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to at least eighty percent (80%) of the full insurable value thereof above foundation walls; and (ii) Tenant shall keep its personal property in and about the premises and the Over-Building-Standard Property insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to at least eighty percent (80%) of the full insurable value thereof. Such Tenant's insurance shall insure the interests of Landlord, the Additional Insured Parties (if any) listed on Exhibit 1, and Tenant as their respective interests may appear from time to time and shall name Landlord and the Additional Insured Parties (if any) listed on Exhibit 1, as additional insured parties; and the proceeds thereof shall be used only for the replacement or restoration of such personal property and the Over-Building-Standard Property unless the Lease is terminated by reason of such casualties.

     If any portion of the premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord) to repair or cause to be repaired such damage, provided, however, in respect of any Over-Building-Standard Property as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the premises, that such repairs to Over-Building-Standard Property shall be performed by Landlord but at Tenant's expense (provided however that if Landlord performs such work, Landlord's fee for performing such work shall be comparable to the fees charged by other contractors in Boston, Massachusetts performing comparable work and Landlord shall competitively bid subcontracted portions of the work, if possible to do so) in all other respects, all repairs to and replacements of Tenant's property and Over-Building-Standard Property shall be made by and at the expense of Tenant, except that to the extent that the initial construction of the premises are covered by Landlord's insurance, such repairs, etc., shall be at Landlord's expense payable out of Landlord's insurance proceeds. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the rent or additional rent or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises (except as to the property which is to be repaired by or at the expense of Tenant provided however that such abatement shall continue until such property is restored in the event that Landlord performs the work to restore such property except for long-lead time items required by Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty (Tenant shall cooperate with Landlord and Landlord's mortgagee in obtaining any insurance proceeds available in respect of any fire or casualty and Tenant shall take all reasonable actions necessary to collect such insurance proceeds). Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If (i) the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one-third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Project (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Project shall in Landlord's judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. If the Building (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that the premises or such part as substantially affects the continued operation in the usual course of Tenant's business in the premises is rendered reasonably unfit for the usual conduct of the Tenant's business, then Tenant may terminate this Lease (i) if the reasonably estimated time that will be required to put the premises or such portion thereof into a reasonably fit condition for the usual conduct of the Tenant's business shall exceed one hundred eighty (180) days or (ii) if the premises or such portion thereof has not been put into a reasonably fit condition for the usual conduct of the Tenant's business within one hundred eighty (180) days after the date of such fire or other casualty. Notice of Tenant's election to terminate this Lease shall be given to Landlord within sixty (60) days of such fire or other casualty or within sixty (60) days after the expiration of such one-hundred-eighty-(180)-day period, as the case may be, which notice shall designate an effective termination date which may not be less than thirty (30) days nor more than one hundred eighty (180) days after such termination notice is received by Landlord; and provided that the premises of such portion thereof has not been put into a reasonably fit condition for the usual conduct of the Tenant's business on or before such effective date, this Lease and the term hereof shall cease and terminate on such effective date. In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit I and the Yearly Rent shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the rent and additional rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be abated. If requested by Tenant after the Term Commencement Date, Landlord shall furnish Tenant with copies of such certificates of insurance pertaining to the Building as are furnished to any mortgagee or ground lessor of the Building.

     The phrase "substantial alteration or reconstruction" in clause (ii), above, shall mean such alteration or reconstruction as requires any expenditure in excess of thirty percent (30%) of the insurable or replacement value of the Project above foundation.

19.  WAIVER OF SUBROGATION

     In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) [RIDER MISSING]

     In any case in which Landlord shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Project, whether or not actually procured by Tenant.

     The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Project and personal property, fixtures, and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery. Having obtained such clauses and/or endorsements each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.  CONDEMNATION - EMINENT DOMAIN

     In the event that the premises or any part thereof, or the whole or any part of the Project, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

     Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term thereof shall terminate the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit I, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense (but only to the extent of taking proceeds made available to Landlord), restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be adjusted as in Exhibit 5 provided, (ii) a just proportion of the rent and additional rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the premises or any part thereof for temporary use: (ie., a taking for a period of less than one hundred eighty (180) days) (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

     (a) For the purposes of this Article 20-24, the following terms shall have the following meanings:

     "AWARD BALANCE" shall be the amount, if any, by which the total compensation and damages awarded in respect of a permanent taking exceeds the total of the portion of award allocable to the land on which the Building is situated (i.e., as if the land were not improved but as encumbered by, for example, all title matters) and all amounts payable in such event under bona fide ground leases or underlying leases and under all bona fide mortgages or other encumbrances which may now or hereafter be placed on, encumber or affect the real property of which the premises are a part, or any part of such real property.

     "AREA RATIO" shall be a fraction having as numerator the number of square feet of Total Rentable Area comprising the premises as of the date of such taking and as denominator the total floor area of the entire Building including office, commercial and public areas.

     "PREMISES AWARD BALANCE" shall be that amount of the Award Balance allocable to the premises determined by multiplying the Award Balance by the Area Ratio.

     "TENANT'S IMPROVEMENTS" shall be the unamortized portion, (calculated on a straight-line basis over the remainder of the then current term of this Lease, including any extension terms, the option for which Tenant has exercised as of the date of such taking) of Tenant's costs of such Tenant's improvements as may not be removed by Tenant under the terms of Article 11 of this Lease, determined as of the date of the eminent domain taking.

     "BUILDING BOOK VALUE" shall be the unamortized cost of the Building and related facilities (calculated on a straight-line basis over a 40-year period), determined as of the date of the eminent domain taking.

     "PREMISES BOOK VALUE" shall be the product of Area Ratio multiplied by Building Book Value.

21.  DEFAULT

     21.1 CONDITIONS OF LIMITATION -- RE-ENTRY -- TERMINATION. This Lease and the herein term and estate are, upon the condition that if (a) subject to the provisions of Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the premises or the same shall become vacant (whether or not the keys shall have been surrendered or the rent shall have been paid); or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within rent and additional rent days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within rent and additional rent days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within days or if Tenant is adjusted bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof -- then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit I. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefore, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. No default shall be deemed to have occurred under subparagraphs (c), (d), (h) or (i) so long as the obligations of Tenant under this Lease are being timely and duly paid or performed by or for the account of Tenant.

     21.2 DAMAGES -- ASSIGNMENT FOR BENEFIT OF CREDITORS. For the more effectual securing to Landlord of the rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make any transfer similar to or in the nature of an assignment of its property for the benefit of its creditors, the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount described in clause (x) of Article 21.3 and (b) (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the premises) an amount equal to the rent and other charges payable for and in respect of the three-(3)-month period next preceding the date of termination, as aforesaid.

     21.3 DAMAGES -- TERMINATION. Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

     (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 which shall be discounted to present value based upon a reasonable rate of interest exceeds (ii) the aggregate projected rental value of the premises for such period which shall be discounted to present value based upon a reasonable rate of interest.

                                    or:

    (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of reletting.

     In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

     Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above. Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Landlord shall make reasonable efforts to mitigate damages following breach or default by Tenant and termination of this Lease by reason thereof. Furthermore, in the reletting of the premises, Landlord will incur only reasonable costs and expenses.

     21.4 FEES AND EXPENSES.

       (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may after reasonable advance written notice (except that no prior notice shall be required in an emergency situation) perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

       A. If Landlord shall default in the performance of its maintenance obligations to be performed under this Lease, which maintenance obligations, if performed by Tenant, would not affect the Building structure or the Building systems, then Tenant may, after having given reasonable advance written notice to Landlord and, thereafter, having given Landlord a reminder notice, cure such default, and Landlord shall reimburse Tenant on demand for the fair and reasonable cost of such curative steps. Any work to be performed by Tenant pursuant to this Article 21.4-27 shall be performed in accordance with Articles 12 and 13 of the Lease.

       B. Landlord shall pay, upon demand by Tenant, reasonable attorney's fees incurred by Tenant in connection with any lawsuit between Landlord and Tenant where judgment is entered (final, and beyond appeal) in favor of Tenant.

       (b) Tenant shall pay Landlord's cost and expense, including reasonable attorney's fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

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


     21.6 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

           TENANT'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Tenant may resort hereunder, unless otherwise expressly provided, i.e., a sole remedy provision, are cumulative and are not intended to be exclusive of any remedies or means of redress to which Tenant may at any time be lawfully entitled, and Tenant may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     21.7 GRACE PERIOD. Notwithstanding anything to the contrary in this section contained, Landlord shall have no right to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money unless Tenant shall fail to cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant, (b) for default by Tenant in the performance of any covenant other than the covenant to pay the sum of money unless Tenant shall fail to cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant, except when the nature of the default is such that remedial action both can and should appropriately take place sooner, as indicated in such written notice, or within such additional period as may reasonably be required to cure such default (if because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30) day period, provided, however, (1) that there shall be no extension of time beyond such thirty (30) day period for curing of any such default unless, within ten (10) days after Tenant has knowledge of the situation, fact or circumstance which necessitates such extension of the grace period and after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall as soon as reasonably may be possible duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default, provided, further, however, that the extension of Tenant's grace period to cure any such default that cannot be cured within such thirty
(30) days shall not be forfeited for failure to send such notice to Landlord if:

(a) the situation, fact or circumstances which necessitates the extension either is or should have been known by Landlord;

     Notwithstanding anything to the contrary in this Article 21.7 contained; all statutory notice and grace periods (including, without limitation, the provisions of Section 11 of Chapter 186 of the General Laws of Massachusetts) are hereby waived by Tenant.

22.  END OF TERM -- ABANDONED PROPERTY

     Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 18, 20 and 8.7) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property and shall repair any damages to the premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

     If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon the fair market rental value of the premises) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of EITHER the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the premises OR the fair market rental value of the premises for such period, WHICHEVER IS GREATER. Notwithstanding the foregoing, Landlord shall have the right to elect to recover any other damages which Landlord is permitted to recover under this Lease in lieu of said liquidated damages by giving Tenant written notice of such election.
From and after the date on which Landlord gives Tenant such notice, said liquidated damages shall cease to accrue and Tenant shall be liable to Landlord for any damages recoverable under this Lease which accrue thereafter.

23.  SUBORDINATION

     (a) Subject to the election of any mortgagee, ground lessor, trustee, or other underlying party-in-interest (collectively "Underlying Parties"), as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, including, without limitation, the Ground Lease, all mortgages, and any condominium documents (including, without limitation, any master deed, by-laws, rules and regulations, and any amendments or revisions thereto) any of which may now or hereafter be placed on or affect such leases and/or the Unit or Project of which the premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor (collectively "Underlying Instruments"). Notwithstanding anything to the contrary in this Lease contained, as to any future mortgages, ground leases, or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in the customary form of such mortgagee, ground lessor, or trustee, which form shall be recordable ("Non-disturbance Agreement"), that, so long as Tenant shall faithfully discharge the obligations of its part to be kept and performed under the terms of this Lease, this Lease will not be affected by any default in, termination, and/or foreclosure of, such mortgage, ground lease, or deed of trust, as the case may be. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any Underlying Party and/or its successor in interest may request. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of Underlying Parties; and the failure or refusal of an Underlying Party to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent of approval.

     (b) Any such Underlying Party may from time to time subordinate or revoke any such subordination of the Underlying Instrument held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be. Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord or any Underlying Party may request.

     (c) Without limitation of any of the provisions of this Lease, if any Underlying Party shall succeed to the interest of Landlord by reason of the exercise of its rights under an Underlying Instrument (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such Underlying Instrument, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one
(1) month, made without the consent of such Underlying Party where such consent is required by applicable Underlying Instrument. In the event of such succession to the interest of the Landlord-and notwithstanding that any such Underlying Interest may antedate this Lease-the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.

     (d) [MISSING RIDER] Tenant hereby irrevocably constitutes and appoints Landlord or any such Underlying Party, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such Underlying Party has made written request therefor.

     (e) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord's estate and interest in the Unit shall be a leasehold estate held under a ground lease, then: (i) The foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of the Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

     (f)  Notwithstanding anything to the contrary contained in this
Article 23, if all or part of Landlord's estate and interest in the real property of which the premises are a part shall be a condo-minium unit, then the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any provision in the master deed to the effect that (x) this Lease will not be terminated incident to any foreclosure by the Board of Managers of the Condominium of the lien to secure common area expenses or (y) Tenant shall not be named or joined in any action or proceeding by said Board of Managers in connection with the collection of common area expenses.

24.  QUIET ENJOYMENT

     Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the Underlying Instruments to which this Lease is subject and subordinate, as hereinabove set forth.

     Landlord warrants and represents to Tenant that Landlord has the right and authority to enter into this Lease.

25.  ENTIRE AGREEMENT -- WAIVER -- SURRENDER

     25.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     25.2 WAIVER. The failure of to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by unless such waiver be in writing signed by. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     25.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises.

26.  INABILITY TO PERFORM -- EXCULPATORY CLAUSE

     Except as provided in Article 4.1, 4.2, 8.8-10 and 15.6-18 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacement, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform. Except with respect to Tenant's obligations to pay rental and other sums due under this Lease, the obligations of Landlord to perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Landlord to be performed shall in no way be affected, impaired or excused because Tenant is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment of fixtures if Tenant is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Tenant's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Tenant to perform, Tenant shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Tenants shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Unit and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in the Unit, as aforesaid. In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential damages. If by reason of Landlord's failure to complete construction of the Project or premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease. Notwithstanding anything to the contrary in this Lease contained, Landlord shall neither assert nor seek to enforce any claim for breach of this Lease against any of the personal assets of Tenant's partners (i.e. other than the partnership assets of Tenant) for the satisfaction of any liability of Tenant under this Lease, it being specifically agreed that in no event shall Tenant's partners ever be personally liable for any such liability. This paragraph shall not limit any right that Landlord might otherwise have to obtain injunctive relief against Tenant, to seek repossession of the premises in the event of the termination of the Lease, or to take any other action which shall not involve the personal liability of Tenant's partners.

     29.3 BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or any Center, Office Park or other complex of which it is a part (called "Building, etc." in this Article 29.3) with any broker or had its attention called to the premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1.

     29.5 ARBITRATION. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1) as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City wherein the Project is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Project is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Operating Expense Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

     29.6 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Project is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

     29.7 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding an Underlying Instrument on the Unit, Tenant agrees:

     (a) that the execution thereof by Landlord and the acceptance thereof by such Underlying Party shall never be deemed an assumption by such Underlying Party of any of the obligations of the Landlord thereunder, unless such Underlying Party shall, by written notice sent to the Tenant, specifically otherwise elect; and

     (b) that, except as aforesaid, such Underlying Party shall be treated as having assumed the Landlord's obligations thereunder only (i) upon and for the period in respect of which such mortgagee and/or ground lessor is in possession of the Building and receives rental payments hereunder, and in any case, or (ii) upon foreclosure of such Underlying Party's mortgage or termination of such Underlying Party's ground lease, as the case may be, and the taking of possession of the demised premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

     29.8 REPRESENTATION OF AUTHORITY. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

     IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD: ROWES WHARF ASSOCIATES        TENANT: The Beacon Companies

  By                                     By
  -------------------------------        ----------------------------
       A General Partner of                 (Name)       (Title)
  Rowes Wharf Limited Partnership         Hereunto Duly Authorized

   IF TENANT IS A CORPORATION, A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

   On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that is the officer of the above named Tenant, as noted, and that he signed his name hereto by order of the Board of Directors of said Tenant.

                                              /s/
                                            ------------------------------
                                                             Notary Public
                                            My Commission expires: 1/30/92
                                                                  --------

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

   On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.

                                              /s/
                                            ------------------------------
                                                             Notary Public
                                            My Commission expires: 1/30/92
                                                                  --------

                                  EXHIBIT 3, SHEET 1

            MEMORANDUM OF WORK AND INSTALLATIONS TO BE INITIALLY PERFORMED
                           AND FURNISHED IN THE PREMISES

A.  Notwithstanding anything to the contrary in Article 4 or in Exhibit
3 contained, in addition to the quantities of materials set forth on Exhibit 3, Landlord shall provide and install up to Ten ($10.00) Dollars per square foot of Total Rentable Area of the premises initially demised by Tenant of additional quantities of items listed in Exhibit 3 in order to prepare the premises in accordance with Tenant's final plans. In addition, Landlord shall provide up to Ten ($10.00) Dollars per square foot of Total Rentable Area of the premises initially demised by Tenant towards the cost of additional leasehold improvements requested by Tenant in order to prepare the premises in accordance with Tenant's final plans.

B. Tenant shall be entitled to a credit (i.e. against the cost of constructing the premises or against Tenant's obligation to pay Yearly Rent and other charges due under the Lease, at Tenant's election, equal to the sum of: (i) the value of the Building standard items listed on Exhibit 3 (if any) which are not used by Tenant, such value to be determined based upon the quantities of such items set forth in Exhibit 3, plus (ii) any unused portion of the above-referenced Ten ($10.00) Dollar per square foot of Total Rentable Area construction contribution and (iii) the Ten ($10.00) Dollar per square foot of Total Rentable Area construction contribution.

C. The Storage Premises shall be prepared in accordance with the following specifications:

    1.  Smooth concrete floor.

    2.  Door with keyed lockset.

    3.  Adequate overhead lighting fixtures.

    4.  Demising walls.

D. Tenant shall, promptly upon request by Landlord, execute and deliver to the City of Boston any affidavits and other documentation required to obtain the Building permit allowing Landlord to perform Landlord's work on a timely basis.

     Landlord, at its expense shall furnish and install in accordance with Tenant's plans, the following materials and work (or equal at Landlord's election) -- all to be building standard unless otherwise expressly stated -- in the initial preparation of the premises for Tenant's occupancy.

A.  EXTERIOR WALLS, LOBBY WALLS AND CORE WALLS

    1.  FINISH

        The exposed surfaces are to receive a drywall finish. The toilet rooms are to be finished with ceramic tile and drywall.

    2.  DOOR-FRAMES

        Flush hollow metal doors 1-3/4" in thickness will be installed in pressed metal door frames.

    3.  HARDWARE

        Each swing door shall be provided with one and one-half pairs of butts, a latch set, or lockset where required, and a doorstop where required. A surface mounted door closer will be provided at such locations as may be required by the local code. All hardware shall be Sargent, Almet, Schlage, Yale or equal.

B.  PARTITIONS AND DOORS

    1.  PARTITIONS SEPARATING PREMISES (DEMISING)

        a.  PARTITIONS
            Partitions separating premises shall be constructed of metal studs with two layers of 5/8" wallboard on each side extending above the ceiling, with one layer of wallboard on each side extended to the underside of the floor construction above, or equal.

        b.  PRINCIPAL TENANT ENTRANCE DOOR
            Each Tenant premises will be provided with one teak full-height, solid core wood entrance door and glass sidelight in teak wood frame (with provision for a building standard entrance sign), installed with (two pairs of ball bearing butts, a lockset, doorstop and concealed door closer.

        c.  SECONDARY EGRESS DOORS (WHERE REQUIRED)
            All doors shall have pressed metal door frames. The doors shall be teak, full-height, solid core wood doors and shall be installed with two pairs of ball bearing butts, a lockset, a doorstop and a concealed door closer.

        d.  LOCKS
            Each door will be provided with a building standard lockset master keyed to the building system, and shall be Sargent, Almet, Schlage, Yale or equal.

                                 EXHIBIT 3, SHEET 2

    2.  PARTITIONS SEPARATING OFFICES WITHIN SINGLE PREMISES

        a.  PARTITIONS
            Partitions shall be constructed of metal studs with two layers of 5/8" wallboard, extending above the ceiling, on each side, or equal

        b.  DOORS
            The swing doors shall have pressed metal door frames. The doors shall be teak full-height, solid core wood and shall be installed with two pairs of ball bearing butts, a latch set and a doorstop. The number of doors shall not exceed one door for each 25 linear feet of allowed partitions (per Para. B.3. below). All hardware shall be Sargent, Almet, Yale, Schlage or equal.

    3.  STANDARD QUALITY OF PARTITIONS

        The total lineal footage of partitions shall not exceed one lineal foot for each 15 square feet of (i) Net Rentable Area* for multi-tenant floors or (ii) Gross Area*, not including building core area, for single-tenant floors, as the case may be.

C.  CEILINGS

    1. Mechanically suspended, concealed spline, acoustic tile ceilings shall be mineral fiber, Class "A" (incombustible), 12" x 12", square edged.

    2.  The mechanical suspension system shall be of the concealed type.

D.  LIGHTING

    1.  Landlord shall provide recessed fluorescent lighting fixtures
        (2' x 4') with a large cell aluminum parabolic louver and three (3) 35-watt rapid start tubes with supply and return air feature to the extent of one such fixture per 85 square feet (average) of (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including building core area, for single-tenant floors, as the case may be.

    2. Miscellaneous fixtures, fluorescent and/or incandescent shall be installed in mechanical spaces, toilet areas, stairwell and utility areas to conform to building operation requirements and existing codes.

    3. Wall switches of the single pole, quiet type to the extent of one switch for each ten lighting fixtures averaged shall be installed by Landlord. Each private office must have at least one wall switch (which will be counted in this allowance).


---------------
*The terms "Gross Area" and "Net Rentable Area" used in computing allowances under this Exhibit 3 refer to definitions appearing in Exhibit 5 of the Lease.

                                 EXHIBIT 3, SHEET 3

E.  Electrical and Telephone

    1. Duplex wall and floor receptacles (not to exceed one per 125 square feet of (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including building core area, for single-tenant floors, as the case may be), shall be installed by Landlord. Not more than 10% of the total number of such receptacles may be located in the floor.

    2. Landlord will make the necessary provisions for wall and floor telephone outlets (not to exceed one per 200 square feet of (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including building core area, for single-tenant floors, as the case may be). Installation of the wiring and equipment by the telephone company or other communication equipment supplier is the responsibility of Tenant. Not more than 10% of the total number of such outlets may be located in the floor.

    3. Power wiring circuits, including terminal device (similar to the 208-volt, 30 AMP, 3-Phase, grounded) shall be made available to Tenant in connection with Tenant's equipment at the rate of one per 6,000 square feet of (i) Net Rentable Area for multi-tenant floors or
        (ii) Gross Area, not including core area, for single-tenant floors, as the case may be.

F.  Plumbing

    1. Wet stacks are available on the typical office floor containing cold water, waste, and vent piping. Tenant equipment can be connected at these points by the Landlord at the Tenant's expense.

G.  Painting and Wall Covering

    1. All wall surfaces shall receive a finish coat of building standard acrylic based spray applied, vinyl paint over one prime coat, or equal. Door frames shall receive one coat of enamel over one prime coat. Doors shall receive a natural finish of one coat of sealer and one coat of varnish.

    2. Paint colors shall be selected from a standard color chart with not more than one accent color (flat paint) on one wall in each individual office or room.

    3. Where Tenant desires wall covering, Landlord shall initially prepare walls to receive wall covering by application of sizing. Such wall covering shall be furnished and installed at Tenant's expense. Wall covering shall be subject to Landlord's approval prior to installation.

    4. Public areas, corridors and lobbies shall be finished in accordance with the Landlord's Architect's finish schedule.

H.  Sun-Control Blinds

    Landlord shall furnish and install sun control blinds, including the tracks therefore, in color selected by Landlord.

                                 EXHIBIT 3, SHEET 4


I.  FLOOR FINISHES

    The Tenant will provide within his premises, and at his expense (furnished and installed), all floor coverings and vinyl, wood, carpet or any other baseboard moldings.

J.  MECHANICAL

    1. Landlord will install in the interior office area, one supply troffer or diffuser with 6 feet of flexible hose for every 200 square feet of
        (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including building core area, for single-tenant floors, as the case may be, in any premises served by the building interior air distribution system.

    2. Landlord will install a sprinkler system for the public areas and tenant premises to the extent of one head per 225 square feet of (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including building core area, for single-tenant floors, as the case may be. Such head shall be a semi-recessed chrome pendant head. Heads will be installed in accordance with approved Tenant's final plans and all other governing agencies and regulations.

    3. Toilet exhaust ductwork is available on each office floor for Tenant-installed executive toilets. Connections to this ductwork will be by the Landlord at the Tenant's expense.

                                 EXHIBIT 4, SHEET 1

                                 BUILDING SERVICES


A.  GENERAL CLEANING (MONDAY THROUGH FRIDAY -- EXCLUDING BUILDING HOLIDAYS)

     1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly, using approved dust-down preparation.

     2. All wood, linoleum, vinyl-asbestos, vinyl and other similar types of floors to be swept or dry mopped nightly, using dust-down preparation; all carpeting and rugs in the main traffic areas (corridors, reception areas, etc.) to be vacuumed nightly and all other carpeted areas to be vacuumed at least once each week.

     3.  Wax all public areas monthly.

     4.  Hand dust all furniture, files and fixtures nightly.

     5. Empty all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area.

     6.  Empty and clean all ash trays and screen all sand urns nightly.

     7. Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

     8. Hand dust all door and other ventilating louvers within reach, as necessary, but not less often than monthly.

     9.  Dust all telephones as necessary.

    10. Keep lockers and janitors sink rooms in a neat, orderly condition at all times.

    11.  Wipe clean all bright metal work as necessary.

    12. Check all stairwells throughout entire building nightly and keep in clean condition.

    13. Metal doors and trim of all public elevator cars to be properly maintained and kept clean.

B.  COMMON AREA LAVATORIES

     1. Sweep and wash all lavatory floors nightly, using proper non-scented disinfectants.

     2. Clean all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly. Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

                                 EXHIBIT 4, SHEET 2

     3. Police lavatories during the day with matron or porter to pick up waste and replenish materials.

     4.  Wash all toilet seats nightly.

     5.  Fill toilet tissue holders nightly.

     6.  Empty paper towel receptacles nightly.

     7.  Empty sanitary disposal receptacles nightly.

     8.  Thoroughly clean all wall tile and stall surfaces as necessary.

C.  HIGH DUSTING

    Do all high dusting (not reached in nightly cleaning) quarterly which includes the following:

     1.  Dust all pictures, frames, charts, graphs, and similar wall hangings.

     2. Dust exposed pipes, ventilation and air conditioning louvres, ducts and high moldings.

D.  WINDOW CLEANING

     1. All exterior windows (except for any retail/commercial areas) from the second floor and above will be cleaned inside and outside by-monthly except when cleaning is rendered impracticable by inclement weather.

     2. Entrance doors and elevator lobby glass to be cleaned daily and kept in a clean condition at all times during the day.

     3. Wipe down all window frames as necessary but not less often than bi-monthly.

E.  BUILDING LOBBIES

     1. Floors to be swept and washed or vacuumed nightly, and machine scrubbed according to Building Standard frequency.

     2.  Carpeting in passenger elevators to be vacuumed nightly.

     3. Lobby walls to be dusted as often as necessary, but not less than weekly.

                                 EXHIBIT 4, SHEET 3

     4.  Screen and clean sand urns nightly.

     5. Clean all unpainted metal work in a manner appropriate to original finish.

F.  PORTERS

    Necessary number of day porters under supervision will be assigned for the following services:

     1.  Service all public and operating space throughout the Building.

     2.  Keep elevators clean and neat during the day.

     3. Maintain lobbies clean and, during wet weather, mopped dry to the extent practicable.

     4. Dust and rub down all elevator doors, frames, telephone booths and directories daily.

     5.  Sweep sidewalks, ramps, etc. daily.

     6.  Clean roofs and setbacks as often as necessary.

     7.  Maintain firehose and equipment clean.

     8.  Lay and remove lobby runners as necessary.

     9.  Replenish toilet tissue, towels and other supplies in lavatories.

    10. Maintain fan rooms, motor rooms and air conditioning rooms in clean condition.

    11.  Check stairways and keep same neat and clean during the day.

    12. Clean exterior columns, exterior signs and metal work, standpipe and sprinkler system, walkways and stairs as necessary.

    13. If directed by superintendent, fill towel and soap dispensers and perform any emergency cleaning required.

                                 EXHIBIT 5, SHEET 1

                        RENTABLE AREA AND ADJUSTMENT OF RENT

(1)  MEASUREMENT STANDARDS - SINGLE TENANCY FLOORS

     Three steps, in sequence, are to be followed to determine the Total Rentable Area: (i) Compute gross area; (ii) deduct certain areas; and
     (iii) add applicable share of areas to be apportioned. (See below paragraph (c).)

     (a) GROSS AREA: The gross area of a floor shall be the entire area within the exterior walls. If the exterior or demising wall consists in whole or part of windows, fixed clear glass or other transparent material, the measurement along the entire such wall shall be taken to a line established by the horizontal plane of the inside of the glass or other transparent material. If it consists solely of non-transparent material, the measurement shall be taken to the inside surface of the outer building wall. If a floor has no exterior wall within the property line, measurements shall be taken to the property line. If a floor has no full-height enclosing wall, measurements shall be taken to the edge of the floor slab. All shafts or penetrations, including their enclosing walls, containing services only for non-office components shall not be included in the gross area.

     (b) DEDUCTIONS FROM GROSS AREA: The following non-rentable building areas with on-half of their enclosing walls are to be deducted.

          1.  Public elevator shafts and associated elevator machine rooms.

          2.  Required egress stairways.

          3. Areas within the gross area which are to be apportioned pursuant to paragraph (c) below.

     (c) AREAS TO BE APPORTIONED:

         1. Common facilities including without limitation, all heating, ventilating, air conditioning, mechanical, electrical, cooling tower, telephone and other service floors, rooms or areas, containing equipment or supplies (exclusive of any tenant's special air conditioning or mechanical area or facilities) and all public lobbies (including monumental stair and/or escalator), loading and other common services areas, throughout and within the Building including one-half of their enclosing walls, are to be apportioned.

         2. Whenever the height of any room or space used for a heating, ventilating, air conditioning, mechanical, or electrical facility above the ground floor shall exceed the average story height in the Building by more than 25%, then the floor area of such room or space shall be determined by multiplying the actual floor area by the percentage that the height of the room or space exceeds the average story height, and adding the area so determined to the actual floor area of such room or space, however, if any such rooms or spaces penetrate the next higher floor, then the entire area of such room or space on both floors shall be apportioned under this paragraph (c).

                                 EXHIBIT 5, SHEET 2


(2)  Measurement Standards - Multiple Occupancy Floors

      The sum of the Total Rentable Area for two or more tenants on a floor shall be the Total Rentable Area for that floor as computed in the manner for single tenancy floors.

      Three steps are to be followed to determine the Total Rentable Area for each tenant on a multiple occupancy floor: (i) compute the Net Rentable Area for such floor pursuant to (a) below; (ii) compute the Net Rentable Area for each tenant pursuant to (b) below; and (iii) multiply the Total Rentable Area of such floor by a fraction whose numerator is the Net Rentable Area for such tenant and whose denominator is the Net Rentable Area for such floor.

           (a) NET RENTABLE AREA FOR ANY FLOOR: The Net Rentable Area shall be the gross area as described for single tenancy floors less the entire core area (measured to the finished enclosing walls thereof, but excluding any part of the core rented to a tenant) and public corridors measured to the corridor side of the enclosing walls thereof.

           (b) NET RENTABLE AREA FOR EACH TENANT: Exterior walls are to be measured as described in the procedure for gross area. Demising walls between tenants are to be equally divided. Corridor walls to the finished corridor side are to be included in the Net Rentable Area of each tenant.

           (c) RETAIL AREA: The Total Rentable Area of a store or other retail facility in the Building shall be computed in accordance with the foregoing measurement standards for multiple occupancy floors.

                                 EXHIBIT 5, SHEET 3

(3)  ADJUSTMENT OF TOTAL RENTABLE AREA AND RENT

     (a) Either party, not later than the last day of the third calendar month next beginning after the Term Commencement Date, may request that a recomputation of the Total Rentable Area be made by actual measurement of the premises in accordance with the standards stated in Exhibit 5 and at that party's own cost and expense. If the Total Rentable Area as so recomputed is more than or less than the Total Rentable Area as originally stated in Exhibit 1 and the Lease Plan, the Yearly Rent originally reserved hereunder shall be recomputed by multiplying such Yearly Rent by a fraction which shall have as the numerator the recomputed Total Rentable Area and as the denominator the Total Rentable Area as originally stated in
          Exhibit 1. The product of this multiplication shall be substituted in Exhibit 1 for the Yearly Rent, retroactive to the date such rent commenced. In addition, the Net Rentable Area and Total Rentable Area figures stated in Exhibit 1 shall be appropriately changed. Any payment due from either party to the other as a result of any adjustments made hereunder shall be paid promptly upon rendition of a statement by the party entitled to the additional rent, or rent refund, as the case may be.

     (b) If neither Landlord nor Tenant requests any adjustment as herein provided within the time limits prescribed, then the Landlord and Tenant shall be deemed to have consented to such Total Rentable Areas as originally stated in Exhibit 1, and shall be deemed to have waived any and all right to any adjustment or adjustments pursuant to the provisions of this Exhibit 5.

     (c) In the event of any adjustment pursuant to this Exhibit 5, Landlord and Tenant shall promptly execute a lease amendment in recordable form setting forth the recomputed figures resulting from such adjustment.

(4) The measurement standards set forth on this Exhibit 5 are used for the purpose of defining the area of the premises and do not uniformly coincide with the boundaries of the Unit as set forth in the Master Deed of the Condominium.

                              EXHIBIT 6, SHEET 1

Section 33.2 of the Ground Lease provides as follows (Rowes Wharf Associates is the "Tenant" referred to in said Section 33.2 and the Boston Redevelopment Authority is the "Landlord" referred to in said Section 33.2):

"33.2 Tenant has submitted and Landlord has approved a plan to ensure that workers are employed in the construction of the Improvements so that the worker hours on a craft-by-craft basis shall be performed as follows:

     (a) at lease 50% of the total employee work hours in each trade by bona fide City of Boston residents;

     (b) at least 25% of the total employee work hours in each trade by minorities;

     (c) at least 10% of the total employee work hours in each trade by women.

For the purpose of this Section 33.2, worker hours shall include work performed by persons filling apprenticeship and on-the-job training positions. Such plan is as follows:

     (a) Tenant shall incorporate in every general construction contract or construction management agreement an enumeration of the foregoing worker hour goals and shall impose a responsibility upon any such general contractor or construction manager;

         (i) to pursue the efforts enumerated in this Section 33.2 and

        (ii) to incorporate such worker hour goals in all subcontracts and impose upon all subcontractors the obligation to pursue such efforts.

     (b) Each Tenant, its contractor, and each subcontractor shall designate an individual to serve as affirmative action officer for the purpose of carrying out the efforts to achieve worker hour goals set forth herein,

     (c) Contemporaneously with the start of construction, the affirmative action officers and other interested representatives of Tenant, its Contractor and each subcontractor then selected shall hold a pre-job conference with appropriate union representatives of the construction trade unions for the purpose of reviewing the above worker hour goals and the manning requirements for construction activity over the life of the construction period.

     (d) Each request for qualified construction workers made by any person involved in the construction of the Improvements to a union hiring hall or business agent shall contain a recitation of such worker hour goals and a request that qualified referees for construction positions be selected in the same proportion as such goals; provided, however, that if at the time of any such manning request the requesting party's workforce composition falls short of any one or more of such goals, such manning request shall seek qualified referees in such proportion among such categories as would be necessary to more fully achieve such goals. In the event that the union hiring hall or business agent to which or whom such a manning request has been submitted fails to comply with such request, the affirmative action officer of such requesting party shall seek to verify that insufficient workers in the categories specified in such request are then shown on the unemployed list maintained by such union hiring hall or business agent by seeking to obtain an affidavit from the union hiring hall representative or business agent to such effect. Copies or any affidavit so obtained shall be forwarded to Landlord's affirmative action officer.

                               EXHIBIT 6, SHEET 2

     (c) All persons applying directly to the Contractor or any subcontractor for employment in construction on the project who are not employed by the party to whom application is made will be referred to Landlord's affirmative action officer and a written record of such referral shall be made, a copy of which shall be sent to such officer.

Tenant, its contractors, and each subcontractor shall maintain records reasonably necessary to ascertain compliance with the requirements of this
Section 33.2 for at least one year after the issuance of a Certificate of Occupancy for the first premises to be occupied by a tenant under an occupancy lease."

                                RIDER TO LEASE

                     LANDLORD:  Rowes Wharf Associates

                     TENANT:    The Beacon Companies


The subject Lease is hereby amended as follows:

1.  PARKING

    During the term of the Lease, the Landlord will make available, at Tenant's request, which request must be made within sixty (60) days of the Term Commencement Date, monthly parking passes to Tenant for use in the garage ("Garage") in the Project at the rate of one (1) pass per 1,000 square feet of the Total Rental Area of the premises initially demised by Tenant and one (1) pass per 1,000 square feet of the Total Rentable Area of the premises demised by Tenant pursuant to its expansion options under this Rider (if and to the extent that Tenant exercises such expansion options). With respect to parking passes to which Tenant is entitled based upon the exercise of any of its expansion options, Tenant shall be required to request said parking passes within sixty (60) days of the Term Commencement Date in respect of the premises on which Tenant's right to obtain such parking passes is based. Tenant shall have no right to sublet, assign, or otherwise transfer said parking passes except to approved subtenants. If Tenant fails timely to make such request for any of said parking passes, Tenant shall have no right to obtain such parking passes under this Paragraph 1. Said parking passes shall be paid for by Tenant at the then current prevailing rate in the Garage, as such rate may vary from time to time. If, for any reason. Tenant shall fail timely to pay the charge for any of said parking passes, Tenant shall have no further right to such parking passes under this Paragraph 1. Said parking passes will be on an unassigned, non-reserved basis, and shall be subject to the rules and regulations from time to time in force.

2.  TENANT'S EXPANSION OPTIONS

    On the condition (which condition Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default (beyond the expiration of any applicable grace periods) of its covenants and obligations under the Lease as of the time of option exercise, Tenant shall have the following options to lease additional premises in the Building from
Landlord:

    A.   Definition of Expansion Areas
         Fifth and Tenth Anniversaries of
         Initial Term Commencement Date
         --------------------------------

         For the purposes hereof, the Expansion Areas shall be defined as follows:



         Expansion Areas              Location
         ---------------              ---------

         Fifth Anniversary
         Expansion Area:              Approximately one-half of the fifth
                                      (5th) floor of the Atlantic Avenue
                                      Building North (i.e. 30 Rowes Wharf),
                                      containing approximately 8,950 square
                                      feet of Total Rentable Area,
                                      substantially as shown on Lease Plan,
                                      Exhibit 2, Sheet 2.

         Tenth Anniversary
         Expansion Area:              The remainder of the fifth (5th) floor
                                      of the Atlantic Avenue Building North,
                                      containing approximately 8,950 square
                                      feet of Total Rentable Area,
                                      substantially as shown on Lease Plan,
                                      Exhibit 2, Sheet 2.

         (2) Landlord shall have no right to extend the term of the lease of an Expansion Area Tenant after Tenant has given timely notice exercising its right to lease the Expansion Area occupied by such tenant.

    O.   NOTICE DATES

         The Notice Date in respect of each Expansion Area shall be defined as follows:

         (1) If, as of the date twelve (12) months prior to the first day of the Expiration Period in question, any portion of the Expansion Area is vacant, the Notice Date in respect of such Expansion Area shall be the date twelve (12) months prior to the first day of the Expiration Period applicable to such Expansion Area.

         (2) If, as of the date twelve (12) months prior to the first day of the Expiration Period in question, all of an Expansion Area is occupied by an Expansion Area Tenant(s), then the Notice Date in respect of such Expansion Area shall be twelve (12) months prior to the earliest expiration date of the lease of the Expansion Area Tenant of such Expansion Area. Landlord shall advise Tenant, upon request of Tenant from time to time, of the expiration dates of the terms of the leases of the tenants of the fifth (5th) floor of the Building.

         (3) Landlord shall, upon written request of Tenant, advise Tenant of the expiration dates of the leases of all Expansion Area Tenants and of the corresponding Notice Dates, if applicable, and the location of the portion of the Expansion Area leased to such tenants. Notwithstanding anything to the contrary herein contained, after Landlord has advised Tenant of a Notice Date in respect of an Expansion Area, such Notice Date shall in no event occur earlier than the date which Landlord has so advised Tenant.

    E.   LEASE PROVISIONS APPLYING TO EXPANSION AREAS

         The leasing to Tenant of any Expansion Area shall be upon all the same terms and conditions of the Lease (including, without limitation, escalation bases) except as follows:

         (1)  TERM COMMENCEMENT DATE

              If no tenants are occupying an Expansion Area, or any portion thereof, during the applicable Expiration Period, the Term Commencement Date in respect of such Expansion Area shall be the first day of the applicable Expiration Period. Otherwise, the Term Commencement Date in respect of an Expansion Area, or any portion thereof, shall be the later of: (i) the expiration date of the lease of the tenant occupying such Expansion Area, or portion thereof, and (ii) the date on which said tenant vacates such Expansion Area or portion thereof. If said tenant holds over in an Expansion Area after the expiration of the term of its Lease, then Landlord shall use reasonable efforts (including commencing and diligently prosecuting summary process proceedings) to cease possession of such Expansion Area.

         (2)  RENT COMMENCEMENT DATE

              The Rent Commencement Date in respect of any Expansion Area, or portion thereof, shall be the Term Commencement Date in respect of such Expansion Area, or portion thereof.

         (3)  YEARLY RENT

              (a)  FIFTH ANNIVERSARY EXPANSION AREA

                   The Yearly Rent for the Fifth Anniversary Expansion Area for the period from the Term Commencement Date in respect of the Fifth Anniversary Expansion Area through the day immediately preceding the tenth
(10th) anniversary of the Term Commencement Date in respect of the premises initially demised by Tenant shall be determined in accordance with the Yearly Rent rental rate which Tenant pays, from time to time, for all premises initially demised to Tenant. From and after the tenth (10th) anniversary of the Term Commencement Date in respect of the premises initially demised by Tenant, the Yearly Rent in respect of the Fifth Anniversary Expansion Area shall be based upon the Fair Market Rental Value, as defined in Paragraph 5 of this Rider, of the Fifth Anniversary Expansion Area, as of the tenth
(10th) anniversary of the Term Commencement Date in respect of the premises initially demised by Tenant.

              (b)  TENTH ANNIVERSARY EXPANSION AREA

                   The Yearly Rent payable in respect of the Tenth Anniversary Expansion Area shall be based upon the Fair Market Rental Value, as defined in Paragraph 5 of this Rider, of such Expansion Area, as of the Term Commencement Date in respect of such Expansion Area.

         (4)  CONSTRUCTION OF EXPANSION AREAS

              Each Expansion Area shall be delivered by Landlord and accepted by Tenant "as is", in its then (i.e. as of the Term

Commencement Date in respect of such Expansion Area, or portion thereof) state of construction, finish and decoration, without any obligation on the part of Landlord to prepare or construct such Expansion Area for Tenant's occupancy. In implementation of the foregoing, Landlord shall have no obligation under Article 4, Ex. 3-37* and Exhibit 3 of the Lease in respect of such Expansion Areas.

                   (6)  EXECUTION OF LEASE AMENDMENTS

              Notwithstanding the fact that Tenant's exercise of the above-described expansion options shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of each such Expansion Area, adding the rental therefor, adjusting Tenant's Proportionate Shares, and the other affected Exhibit 1 data, after Tenant exercises its option in respect of such Expansion Area. The execution of such lease amendments shall not be deemed to waive any of the conditions to Tenant's exercise of the herein expansion options, unless otherwise specifically provided in such lease amendments.

3.  TENANT'S OPTIONS TO EXTEND THE TERM OF LEASE

    A. On the condition (which condition Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default (beyond the expiration of any applicable grace periods) of its covenants and obligations under the Lease as of the time of option exercise, Tenant shall have the option to extend the term of this Lease for two (2) additional ten-(10)-year terms, the first such additional term commencing as of the day after the expiration of the initial term of the Lease, and the second such additional term commencing as of the day after the expiration of the first such additional term. Tenant may exercise such option to extend by giving Landlord written notice on or before the date twenty-four (24) months prior to the expiration date of the then current term of the Lease. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that the Yearly Rent and Operating Costs in the Base Year during such additional terms shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no right to extend the term of this Lease, time being of the essence of this Paragraph 3.

    B.   YEARLY RENT DURING ADDITIONAL TERMS

         The Yearly Rent payable during each such additional term shall be based upon the Fair Market Rental Value, as defined in Paragraph 5 of this Rider, of the premises then demised to Tenant as of the commencement of such additional term, but in no event shall the sum of the Yearly Rent plus escalation and other charges payable during such additional term be less than the sum of the Yearly Rent plus escalations and other charges payable immediately preceding the commencement of such additional term.

    C. Tenant shall have no further option to extend the term of the Lease other than the two ten-(10)-year additional terms herein provided.

    D. Notwithstanding the fact that upon Tenant's exercise of the herein options to extend the term of the Lease such extensions shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting each such additional term after Tenant exercises the herein options, except that the Yearly Rent payable in respect of each such additional term and the Operating Costs in the Base Year during each such additional term, shall not be set forth in said Amendment. Subsequently, after such Yearly Rent and Operating Costs in the Base Year are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendments shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Paragraph 3, unless otherwise specifically provided in such lease amendment.

4.  TENANT'S RIGHT OF FIRST OFFER

         On the condition (which condition Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default (beyond the expiration of any applicable grace periods) of its covenants and obligations under the Lease at the time that Landlord is required to give Landlord's Notice, as hereinafter defined, Tenant shall have the following right to lease RFO Premises, as hereinafter defined, when such RFO Premises become available for lease to Tenant, as hereinafter defined.

    A.   DEFINITION OF RFO PREMISES

         "RFO Premises" shall be defined as any separately demised area which is contiguous, as hereinafter defined, to Tenant's premises and which becomes available for lease to Tenant, as hereinafter defined, during the initial term of this Lease. For the purposes of this Paragraph 4 "contiguous" shall mean directly adjacent (either vertically or horizontally). For the purposes of this Paragraph 4, an area shall be deemed to be "available for lease to Tenant" if, during the initial term of this Lease, Landlord, in its sole judgment, determines that such area will become available for leasing to Tenant (i.e. when Landlord determines that the then current tenant of such RFO Premises will vacate such RFO Premises, or any portion thereof, and when Landlord intends to offer such premises for lease). In no event shall Tenant have any rights under this Paragraph 4 on or after the date twelve (12) months prior to the termination of the term of the Lease, as it may be extended, pursuant to Paragraph 3 of this Rider, (i.e. Landlord shall have no obligation to give Landlord's Notice, as hereinafter defined, to Tenant on or after the date twelve (12) months prior to the termination of the term of the Lease, as extended).

    B.   EXERCISE OF RIGHT TO LEASE RFO PREMISES

         If Tenant has, within one hundred eighty (180) days prior to the date that an RFO Premises becomes available for lease to Tenant, given Landlord a written request ("Tenant's Request") advising Landlord that Tenant is interested in leasing any RFO Premises, then Landlord shall give Tenant written notice ("Landlord's Notice") at the time that Landlord determines, as aforesaid, that RFO Premises will become available for lease to Tenant. Notwithstanding anything to the contrary herein contained, Landlord shall have no obligation to give Tenant Landlord's Notice in respect of any RFO Premises unless Tenant has, within one hundred eighty (180) days prior to the date that such RFO Premises become available for lease to Tenant, given Landlord Tenant's Request. Tenant shall have the right to give Tenant's Request in respect of any RFO Premises from time to time during the term of the Lease until Tenant's right to lease such RFO Premises has lapsed. Landlord's Notice shall set forth Landlord's designation of the Fair Market Rental Value (as hereinafter defined) applicable to such RFO Premises, the Specified Commencement Date in respect of such RFO Premises, the exact location of such RFO Premises and the Termination Date in respect of such RFO Premises if such Termination Date shall occur earlier than would otherwise have occurred pursuant to Subparagraph C.(3)(A) of this Paragraph 4. Tenant shall have the right, exercisable upon written notice ("Tenant's Exercise Notice") given to Landlord within twenty (20) days after the receipt of Landlord's Notice, to lease such RFO Premises. If Tenant fails timely to give Tenant's Exercise Notice, Tenant shall have no further right to lease such RFO Premises pursuant to this Paragraph 4. Upon the timely giving of such notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, such RFO Premises, upon all of the same terms and conditions of the Lease except as hereinafter set forth.

    C.   LEASE PROVISIONS APPLYING TO RFO PREMISES

         The leasing to Tenant of any RFO Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

           (1)  TERM COMMENCEMENT DATE

           The Term Commencement Date in respect of any RFO Premises shall be the later of: (x) the Specified Commencement Date in respect of such RFO Premises as set forth in Landlord's Notice, or (y) the date that Landlord delivers such RFO Premises to Tenant.

           (2)  RENT COMMENCEMENT DATE

           The Rent Commencement Date in respect of any RFO Premises shall be the Term Commencement Date in respect of such RFO Premises.

           (3)  TERMINATION DATE

                A. The Termination Date in respect of any RFO Premises shall be the Termination Date in respect of the premises initially demised by Tenant, or such earlier or later date on which the Lease shall terminate pursuant to the provisions of the Lease. Notwithstanding the foregoing, if the RFO Premises would subsequently become an Expansion Area, the Termination Date in respect of such RFO Premises shall be the day immediately preceding the earliest date that the Term Commencement Date could occur in respect of such Expansion Area.

                B. Notwithstanding anything to the contrary herein contained, if Landlord sets forth, in Landlord's Notice, an earlier Termination Date in respect of an RFO Premises then, in such event, the Termination Date in respect of such RFO Premises shall be the Termination Date set forth in Landlord's Notice, or such earlier date on which the Lease shall terminate pursuant to the provisions of the Lease.

           (4)  YEARLY RENT

           The Yearly Rent rental rate in respect of any RFO Premises shall be based upon the Fair Market Rental Value, as defined in Paragraph 5 of this Rider, of such RFO Premises as of the Term Commencement Date in respect of such RFO Premises.

           (5)  CONDITION OF RFO PREMISES

           Tenant shall take any RFO Premises "as-is" in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to commence or prepare any RFO Premises for Tenant's occupancy.

      D.   EXECUTION OF LEASE AMENDMENTS

           Notwithstanding the fact that Tenant's exercise of the above-described option to lease RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of any RFO Premises, except that the Yearly Rent payable in respect of such RFO Premises and Operating Costs in the Base Year in respect of such RFO Premises in respect of such RFO Premises may not be as set forth in such Amendment. At the time that such Yearly rent and Operating Costs in the Base Year are determined, the parties shall execute a written agreement confirming the same. The Execution of such lease amendments shall not be deemed to waive any of the conditions to Tenant's exercise of the herein option to lease RFO Premises, unless otherwise specifically provided in such lease amendments.

5.   DEFINITION OF FAIR MARKET RENTAL VALUE

     For the purposes of this Rider:

     A. "Fair Market Rental Value" shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Yearly rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for new leases then currently being negotiated or executed in comparable space located in the Project, or if no new leases are then currently being negotiated or executed in such Project, the Fair Market Rental Value shall be determined by reference to new leases then currently being negotiated or executed for comparable space located in first-class office buildings located in downtown Boston. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of Building, and services provided by the Landlord.

     B. Notwithstanding anything to the contrary herein contained, the parties hereby agree that upon the determination of any Fair Market Rental Value, Landlord shall have the right, exercisable by written notice to Tenant on or before the time that Landlord gives Tenant its initial designation of Fair Market Rental Value: to change Operating Costs in the Base Year as stated on exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Operating Costs for the immediately preceding Operating Year.

     If Landlord shall exercise such right, the amount of Yearly Rent payable hereunder shall be commensurately adjusted to reflect such change in Operating Costs in Base Year.

     C.   DISPUTE AS TO FAIR MARKET RENTAL VALUE

          Landlord shall initially designate Fair Market Rental Value and shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached unanimous decision within, thirty (30) days after their designation, they shall so notify the then President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him to select an impartial third arbitrator, who shall be an office building owner, a real estate counsellor or a broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The fifth (5th) grammatical sentence of Article 29.5 of the Lease is hereby incorporated by reference in this Subparagraph C. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

6.   STORAGE PREMISES

     Landlord hereby demises and leases to Tenant and Tenant hereby hires and takes from Landlord storage Premises ("Storage Premises") containing 2,000 square feet of Net Rentable Area. The Storage Premises are located on the subbasement of the Building and are as shown on Lease Plan, Exhibit 2, Sheet 3. Said demise of the Storage Premises shall be upon all of the same terms and conditions of the Lease except:

     A. The Term Commencement Date and the Rent Commencement Date in respect of the Storage Premises shall be the Term Commencement Date in respect of the premises initially demised to Tenant;

     B. The Yearly Rent payable in respect of the Storage Premises shall be as follows:

     Lease Year                   Yearly Rent               Monthly Payment
     ----------                   -----------               ---------------

         1                        $39,999.96                   $3,333.33
         2                        $41,199.96                   $3,433.33
         3                        $42,435.96                   $3,536.33
         4                        $43,709.04                   $3,642.42
         5                        $45,020.28                   $3,751.69
         6                        $46,370.88                   $3,864.24
         7                        $47,762.04                   $3,980.17
         8                        $49,194.96                   $4,099.58
         9                        $50,670.84                   $4,222.57
         10                       $52,191.00                   $4,349.25

     C. The Storage Premises shall be prepared by Landlord in accordance with Paragraph C of Ex. 3-37;

     D. Tenant shall have no obligation to pay Tax Excess or Operating Expense Excess in respect of the Storage Premises;

     E. Landlord shall have no obligation to provide any services to the Storage Premises other than electricity for the electric lighting fixture in the Storage Premises; and

     F. Tenant shall use the Storage Premises for storage purposes in connection with its use of the premises demised under the Lease and for no other purpose whatsoever.

                 Atlantic Avenue Building North - 30 Rowes Wharf
                 Atlantic Avenue Building South - 50 Rowes Wharf
                         Boston, Massachusetts  02110
                                ("the Building")

                                 FIRST AMENDMENT
                                  May 12, 1987


                 LANDLORD:       Rowes Wharf Associates

                 TENANT:         The Beacon Companies

                 EXISTING
                 PREMISES:       The entire sixth (6th) floor (south and
                                 north) of the Building, substantially as
                                 shown on Lease Plan, Exhibit 2, Sheet 1
                                 dated March 1, 1987.

      ORIGINAL   LEASE
      LEASE      EXECUTION
      DATA       DATE:           March 1, 1987


                 PREVIOUS
                 LEASE
                 AMENDMENTS:     None


     WHEREAS, the parties desire to redefine the Fifth Anniversary Expansion Area and the Tenth Anniversary Expansion Area;

     NOW THEREFORE, the parties hereby agree that the above-described lease ("the Lease") is hereby amended as follows:

     1.   REDEFINITION OF EXPANSION AREA

     Subparagraph A of Paragraph 2 of the Rider to the Lease is hereby deleted in its entirety and the following is substituted in its place:

          A. For the purposes hereof, the Expansion Areas shall be defined as follows:

          EXPANSION AREA                           LOCATION
          --------------                           --------

          Fifth Anniversary
          Expansion Area:                 An area on the fifth (5th) floor
                                          of the Atlantic Avenue Building
                                          North (i.e. 30 Rowes Wharf),
                                          containing approximately 5,467
                                          square feet of Total Rentable Area,
                                          substantially as shown on Lease Plan,
                                          Exhibit 2, First




                                          Amendment, Sheet 1 dated March 1,
                                          1987, a copy of which is attached
                                          hereto and incorporated herein by
                                          reference.

          Tenth Anniversary
          Expansion Area:                 The remainder (i.e. other than the
                                          Fifth Anniversary Expansion Area)
                                          of the fifth (5th) floor of the
                                          Atlantic Avenue Building North,
                                          containing approximately 12,394
                                          square feet of Total Rentable Area,
                                          substantially as shown on Lease Plan,
                                          Exhibit 2, First Amendment, Sheet 1
                                          dated March 1, 1987.

2.   INTERNAL SUBLET AREA

     A. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, with Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, but without first offering to terminate or suspend the Lease, in accordance with Article 16-18* of the Lease, to (1) sublet an Internal Sublet Area, as hereinafter defined, to a person, firm, or corporation which, in Landlord's reasonable opinion, satisfies the requirements of clauses (i), (ii) and (iii) of said Article 16-18* and to (2) sublease the premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant.

     B. For purposes of clause (1) of Subparagraph A hereof, "Internal Sublet Area" shall consist of a portion of the premises containing approximately 2,500 square feet of Total Rentable Area, having access to the common areas of the Building only through Tenant's reception area and a secondary fire exit, substantially as shown on Lease Plan, Exhibit 2, First Amendment, Sheet 2 dated May 12, 1987, a copy of which is attached hereto and incorporated herein by reference.

     C. For the purposes of clause (2) of Subparagraph A hereof, an "Affiliated Entity" shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

     As herein amended, the Lease is ratified, approved, and confirmed in all respects.

     WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.


LANDLORD:                                    TENANT:
ROWES WHARF ASSOCIATES                       THE BEACON COMPANIES
c/o Rowes Wharf Limited                      One Post Office Square
  Partnership                                Boston, Massachusetts  02109
One Post Office Square
Boston, Massachusetts  02109



By  /s/ Illegible                            By  /s/ Illegible
  ------------------------------               -------------------------------
        General Partner                        (Name)               (Title)
Rowes Wharf Limited Partnership                Hereunto Duly Authorized

Date Signed:   JUNE 5, 1987                  Date Signed:    JUNE 5, 1987
            --------------------                         ---------------------

                                  [ROWES WHARF GRAPHIC]






                                     LEASE PLAN
                                     EXHIBIT 2
                                     FIRST AMENDMENT
                                     SHEET 1
                                     TENANT: The Beacon
                                             Companies
                                     DATE:   May 12, 1987

                                  [ROWES WHARF GRAPHIC]






                                     LEASE PLAN
                                     EXHIBIT 2
                                     FIRST AMENDMENT
                                     SHEET 2
                                     TENANT: The Beacon
                                             Companies
                                     DATE:   May 12, 1987

           Atlantic Avenue Building North - 30 Rowes Wharf
           Atlantic Avenue Building South - 50 Rowes Wharf
                    Boston, Massachusetts 02110
                         (the "Building")


                         SECOND AMENDMENT
                         February 1, 1988

--------------------------------------
              LANDLORD:        Rowes Wharf Associates

              TENANT:          The Beacon Companies

              EXISTING
              PREMISES:        The entire sixth (6th) floor (south and north)
                               of the Building, substantially as shown on Lease
                               Plan, Exhibit 2, Sheet 1 dated March 1, 1987 and an area ("Existing Storage Premises") on the subbasement of the Building, substantially as shown on Lease Plan, Exhibit 2, Sheet 3 dated
                               March 1, 1987.

ORIGINAL      TERM
LEASE         COMMENCEMENT
DATA          DATE:            September 21, 1987

              TERMINATION
              DATE:            September 30, 2002

              LEASE
              EXECUTION
              DATE:            March 1, 1987

              PREVIOUS
              LEASE
              AMENDMENTS:      First Amendment dated May 12, 1987

--------------------------------------

              RELOCATION
              STORAGE
              PREMISES:        An area on Lower Level 4 of Atlantic Avenue
                               Building North, containing 281 square feet of Net Rentable Area, substantially as shown on Lease Plan, Exhibit 2, Second Amendment dated
                               February 1, 1988, a copy of which is attached hereto and made a part hereof.

     WHEREAS, Tenant desires to relocate from the Existing Storage Premises to the Relocation Storage Premises

     WHEREAS, Landlord is willing to demise the Relocation Storage Premises to Tenant upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the above-described lease, as previously amended ("the Lease"), is hereby further amended as follows:

     1.  DEMISE OF THE RELOCATION STORAGE PREMISES

     Landlord hereby demises and leases to Tenant and Tenant hereby hires and takes from Landlord, the Relocation Storage Premises for a term commencing as of March 1, 1988 and terminating as of September 30, 2000. Said demise of the Relocation Storage Premises shall be upon all of the same terms and conditions of the Lease, except:

          A. As of March 1, 1988, Subparagraph B of Paragraph 6 of the Rider to the Lease is hereby deleted in its entirety and the following is substituted in its place:

          The Yearly Rent payable in respect of the Relocation Storage Premises shall be as follows:


                Period                Yearly Rent        Monthly Payment
                ------                -----------        ---------------
          March 1, 1988 -
          September 20, 1988          $5,619.96          $468.33

          September 21, 1988 -
          September 20, 1989          $5,788.56          $482.38

          September 21, 1989 -
          September 20, 1990          $5,962.20          $496.85

          September 21, 1990 -
          September 20, 1991          $6,141.12          $511.76

          September 21, 1991 -
          September 20, 1992          $6,325.32          $527.11

          September 21, 1992 -
          September 20, 1993          $6,515.04          $542.93

          September 21, 1993 -
          September 20, 1994          $6,710.52          $559.21

          September 21, 1994 -
          September 20, 1995          $6,911.88          $575.99

          September 21, 1995 -
          September 20, 1996          $7,119.24          $593.27


          September 21, 1996 -
          September 20, 1997          $7,332.84          $611.07

          September 21, 1997 -
          September 20, 1998          $7,552.80          $629.40

          September 21, 1998 -
          September 20, 1999          $7,779.36          $648.28

          September 21, 1999 -
          September 20, 2000          $8,012.76          $667.73

          September 21, 2000 -
          September 20, 2001          $8,253.12          $687.76

          September 21, 2001 -
          September 30, 2002          $8,500.68          $708.39

          B. And any other provisions of the Lease inconsistent with this Amendment or the state of facts contemplated hereby.

     2.   CONDITION OF RELOCATION PREMISES

     Landlord shall, on or before March 1, 1988 prepare the Relocation Storage Premises in accordance with the following specifications:

          A.  Smooth concrete floor.
          B.  Door with keyed lockset.
          C.  Adequate overhead lighting fixtures.
          D.  Demising walls.

     3.   TERMINATION OF LEASE IN RESPECT OF EXISTING PREMISES

     The parties hereby agree that the term of the Lease in respect of the Existing Storage Premises shall terminate effective as of February 29, 1988. As of February 29, 1988 Landlord shall take back the Existing Storage Premises from Tenant, and Tenant shall surrender the Existing Storage Premises to Landlord. Yearly Rent due under the Lease in respect of the Existing Storage Premises shall be apportioned as of February 29, 1988. On or before February 29, 1988 Tenant shall vacate the Existing Storage Premises and deliver the Existing Storage Premises to Landlord in the condition in which Tenant is required pursuant to the Lease (including, without limitation, Article 22 thereof) to deliver the premises at the expiration or termination of the Lease.

     4. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

                                    [GRAPHIC]

           Atlantic Avenue Building North - 30 Rowes Wharf
           Atlantic Avenue Building South - 50 Rowes Wharf
                    Boston, Massachusetts 02110
                         (the "Building")


                         THIRD AMENDMENT
                        December 31, 1990

--------------------------------------
              LANDLORD:        Rowes Wharf Associates

              TENANT:          The Beacon Companies

              EXISTING
              PREMISES:        The entire sixth (6th) floor (south and north)
                               of the Building, substantially as shown on Lease Plan, Exhibit 2, Sheet 1, dated
                               March 1, 1987, and a storage area on
                               Lower Level 4 of Atlantic Avenue Building
                               North, substantially as shown on Lease Plan,
                               Exhibit 2, Second Amendment, dated
                               February 1, 1988.

ORIGINAL      LEASE
LEASE         EXECUTION
DATA          DATE:            March 1, 1987

              TERM
              COMMENCEMENT
              DATE:            September 21, 1987

              TERMINATION
              DATE:            September 30, 2002

              PREVIOUS
              LEASE
              AMENDMENTS:      First Amendment dated May 12, 1987
                               Second Amendment dated February 1, 1988
--------------------------------------

     WHEREAS, Landlord has given Tenant an offer, pursuant to Paragraph 4 of the Rider to the above-referenced lease, to lease certain space on the fifth
(5th) floor of Atlantic Avenue Building North (30 Rowes Wharf);

     WHEREAS, Tenant desires not to exercise its right to lease such space and further desires to relinquish its expansion options as contained in the above-referenced lease.

     NOW THEREFORE, the parties hereby agree that the above-referenced lease, as previously amended (collectively, the "Lease"), is hereby further amended as follows:

     1.   RIGHT OF FIRST OFFER

          Tenant hereby elects not to exercise its right, pursuant to Paragraph 4 of the Rider to Lease, to lease an area containing 11,927 square feet of Total Rentable Area on the fifth (5th) floor of Atlantic Avenue Building North (30 Rowes Wharf), which area is substantially as shown on Lease Plan, Exhibit 2, Third Amendment, dated December 31, 1990, a copy of which is attached hereto and incorporated herein by reference.

     2.   EXPANSION OPTIONS

          Landlord and Tenant hereby agree that Paragraph 2 of the Rider to Lease is hereby deleted from the Lease in its entirety and shall be of no further force or effect.

     3.   TITLES AND HEADINGS

          Titles and paragraph headings are for reference purposes and the convenience of the parties only and shall have no bearing upon nor force or effect in respect of the interpretation and application of the substantive provisions in this Amendment contained.

     As hereby amended, the Lease is ratified, confirmed and approved in all respects.

     EXECUTED under deal as of the date first above-written.


LANDLORD:                                     TENANT:

ROWES WHARF ASSOCIATES                        THE BEACON COMPANIES


By: /s/ Illegible                             By: /s/ Illegible
    ---------------------------------             -----------------------------
    General Partner                               General Partner
    Rowes Wharf Limited
    Partnership

Date Signed:   FEB 20, 1991                   Date Signed:  FEB 20, 1991
            ------------------------                      --------------------

                                    [GRAPHIC]



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